Exhibit 4.8

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A-2
CONVERTIBLE PREFERRED STOCK OF ABGENIX, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Abgenix, Inc., a Delaware corporation (the “CORPORATION”), by the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation (the “BOARD OF DIRECTORS”) has duly provided for the issuance of and created a series of Preferred Stock (the “PREFERRED STOCK”) of the Corporation, par value $0.0001 per share, and in order to fix the designation and amount and the voting powers, designations, preferences and other rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted this Certificate of Designations, Preferences and Rights of Preferred Stock (the “CERTIFICATE”).

Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1.             NUMBER OF SHARES AND DESIGNATION.  50,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series A-2 Convertible Preferred Stock (the “SERIES A-2 PREFERRED STOCK”).  Subject to Section 9(c), the number of shares of Series A-2 Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series A-2 Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.

2.             RANK.  The Series A-2 Preferred Stock shall, with respect to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (a) rank senior and prior to the Common Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series A-2 Preferred Stock (all of such equity securities, including the Common Stock, are collectively referred to herein as the “JUNIOR SECURITIES”), (b) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A-2 Preferred Stock (all of such equity securities are collectively referred to herein as the “PARITY SECURITIES”), and (c) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series A-2 Preferred Stock (all of such equity securities are collectively referred to herein as the “SENIOR SECURITIES”).  The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

3.             DIVIDENDS.

(a)   Ratably with Common Stock.  The holders of shares of Series A-2 Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, stock or otherwise) on the shares of Common Stock as if immediately prior to each record date for the Common Stock, shares of Series A-2 Preferred Stock then outstanding were converted into shares of Common Stock (in the manner, and at the Conversion Price, described in Section 6(a)(i)).

(b)   Dividend Trigger Date.  Subject to the rights of the holders of any Senior Securities, in addition to the dividends specified in Section 3(a), upon the occurrence and during the continuation of any Event of Default described in Section 11(a)(i) (the date of each such occurrence, a “DIVIDEND TRIGGER DATE”), thereafter and continuing until the earlier of the redemption or conversion of the relevant shares of Series A-2 Preferred Stock and the date on which such Event of Default is cured and ceases to exist, the holders of such shares shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the Dividend Rate.  Such dividends shall be cumulative from the Dividend Trigger Date and shall be payable in arrears on each Dividend Payment Date, provided that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day.  The dividends per share of the Series A-2 Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such Dividend Period by the Redemption Price per share and dividing the result by four.  Dividends payable for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for such period less than one month.

(c)   Ratable Distribution.  If the full cash dividends required to be paid by the Corporation to the holder of Series A-2 Preferred Stock pursuant to Section 3(b) are not paid or made available to the holders of all outstanding shares of Series A-2 Preferred Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders and the holders of any Parity Securities of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series A-2 Preferred Stock and such holders of Parity Securities ratably and in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to such holders shall cumulate.

(d)   Junior Securities.  So long as any shares of Series A-2 Preferred Stock shall be outstanding after the Dividend Trigger Date or any dividends accrued but unpaid in respect of shares of Series A-2 Preferred Stock redeemed pursuant to Section 5 or Section 7 or converted pursuant to Section 6 remain unpaid, the Corporation shall not (i) declare or pay any dividend or make any distribution on any Junior Securities, whether in cash, property or otherwise (other than dividends payable on shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Securities other than Common Stock), or (ii) purchase or redeem any Junior Securities, or pay or make available any monies for a sinking fund for the purchase or redemption of any Junior Securities, unless all dividends to which the holders of Series A-2 Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

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4.             LIQUIDATION PREFERENCE.

(a)   Amount.  The liquidation preference for the shares of Series A-2 Preferred Stock shall be One Thousand United States Dollars (U.S. $1,000.00) per share (the “BASE LIQUIDATION VALUE”), plus the amount of any accrued but unpaid dividends (the “LIQUIDATION VALUE”).

(b)   Entitlement of Series A-2 Preferred Stockholders.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A-2 Preferred Stock shall be entitled to receive the greater of (i) the Liquidation Value of such shares in effect on the date of such liquidation, dissolution or winding up or (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of Series A-2 Preferred Stock into shares of Common Stock (pursuant to, and at the Conversion Price described in, Section 6(a)(i)).

(c)   Seniority.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A-2 Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities.  Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series A-2 Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A-2 Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series A-2 Preferred Stock and the liquidation preference for the Parity Securities, respectively.

(d)   Events Constituting Liquidation.  Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

5.             REDEMPTION; PROCEDURES FOR REDEMPTION.

(a)   Redemption Upon Final Maturity.  On the tenth (10th) anniversary of the Initial Closing Date (as such term is defined in the Purchase Agreement), the Corporation shall redeem all outstanding shares of Series A-2 Preferred Stock, if any, at a cash redemption price per share equal to the Liquidation Value (such amount being referred to herein as the “REDEMPTION PRICE”).

(b)   Redemption at Option of the Corporation.  At any time prior to the tenth (10th) anniversary of the Initial Closing Date (as such term is defined in the Purchase Agreement), at its sole option, the Corporation may redeem any or all shares of Series A-2 Preferred Stock at a cash redemption price per share equal to the Redemption Price if (i) a shelf

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registration statement covering resales of the Common Stock issuable upon conversion of Series A-2 Preferred Stock is effective and available for use in accordance with Section 8.1 of the Purchase Agreement and is expected to remain effective and available for use for the thirty (30) days following the date of the notice provided by the Corporation pursuant to Section 5(c), unless registration is no longer required pursuant to the terms and conditions of the Purchase Agreement and (ii) the Common Stock issuable upon conversion of the Series A-2 Preferred Stock is listed or admitted for trading on an Approved Market and is expected to remain so listed or admitted for trading for the thirty (30) days following the date of the notice provided by the Corporation pursuant to Section 5(c).  Except as set forth in this Section 5(b), the Corporation shall not have the option to redeem any shares of Series A-2 Preferred Stock.  If fewer than all of the outstanding shares of Series A-2 Preferred Stock are to be redeemed pursuant to this Section 5(b), the shares of each holder of Series A-2 Preferred Stock shall be redeemed on a pro rata basis (according to the number of shares of Series A-2 Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors).

(c)   Notice of Redemption.  In the event of a redemption of shares of Series A-2 Preferred Stock pursuant to Section 5(a) or 5(b), notice of such redemption shall be given by the Corporation, by first class mail, postage prepaid, mailed not less than fifteen (15) days nor more than forty-five (45) days prior to the Redemption Date, to each holder of Series A-2 Preferred Stock at the address appearing in the Corporation’s records.  Such notice shall state:

(i)            the date on which the holder is to surrender to the Corporation the certificates for any shares to be redeemed (such date, the “REDEMPTION DATE”);

(ii)           the number of shares of Series A-2 Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder (such notice being referred to as the “REDEMPTION NOTICE”);

(iii)          the then-current Conversion Price;

(iv)          that if the holder wishes to convert any or all shares of Series A-2 Preferred Stock that are the subject of the Redemption Notice, the holder must give notice of such conversion no later than the close of business on the Business Day immediately preceding the Redemption Date; and

(v)           that, unless the Corporation defaults in paying the Redemption Price with respect to such shares of Series A-2 Preferred Stock, the only remaining right of the holder in respect of such shares shall be to receive the payment of the Redemption Price.

Once a Redemption Notice is given by the Corporation to a holder, the shares of Series A-2 Preferred Stock that are the subject of such Redemption Notice shall not thereafter be convertible pursuant to Section 6(a)(ii) and the Redemption Price shall become due and payable on the Redemption Date, except to the extent that all or any portion of the shares of Series A-2 Preferred Stock held by such holder are converted in accordance with the provisions of Section 6(a)(i).

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(d)   Redemption Events.

(i)            Notwithstanding anything contained in Section 5(a), (b) or (c) to the contrary, if at any time there shall occur a

(A)  Type I Redemption Event, then on the date that is thirty (30) Business Days after the date of such Redemption Event (or, if such day is not a Business Day, then the next Business Day thereafter) (the “TYPE I REDEMPTION EVENT DATE”), the Corporation shall either, as it may elect,

(1)   redeem from each holder of Series A-2 Preferred Stock, at a cash redemption price equal to the Redemption Price, as many of the Maximum Number of Type I Redemption Event Shares as the holder may specify in a Redemption Event Notice (for each holder, such number of shares, the “DESIGNATED NUMBER OF TYPE I REDEMPTION EVENT SHARES”), or
(2)   exercise its rights pursuant to, and subject to all of the terms and provisions of, Section 6(a)(ii) to require the holder of the Series A-2 Preferred Stock to convert the Designated Number of Type I Redemption Event Shares; provided, however, that if and to the extent, as of the Type I Redemption Event Date, the Corporation is prevented by the terms of Section 6(a)(ii)(B) from requiring the holder to convert shares of Series A-2 Preferred Stock pursuant to Section 6(a)(ii)(A), then the Corporation shall, notwithstanding any election that it may otherwise have made pursuant to this Section 5(d)(i)(A), redeem from each holder on the Type I Redemption Event Date in accordance with clause (1) above such of the Designated Number of Type I Redemption Event Shares as the Corporation is prevented by the terms of Section 6(a)(ii)(B) from requiring the holder to convert as of such date.

(B)   Type II Redemption Event, then on the Type II Redemption Event Date, the Corporation shall either, as it may elect,

(1)   redeem from each such holder a number of shares of Series A-2 Preferred Stock then held by such holder up to a maximum number equal to such holder’s pro rata portion (according to the number of shares of Series A-2 Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors) of the Maximum Number of Type II Redemption Event Shares, at a cash redemption price per share equal to the Redemption Price, as the holder may specify in the Redemption Event Notice (for each holder, such number of shares, the “DESIGNATED NUMBER OF TYPE II REDEMPTION EVENT SHARES”), or
(2)   exercise its rights pursuant to, and subject to all of the terms and provisions of, Section 6(a)(ii) (without giving effect to clause (4) of Section

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6(a)(ii)(B)) to require the holder of the Series A-2 Preferred Stock to convert any one or all of the Designated Number of Type II Redemption Event Shares; provided, however, that in the event that the Corporation elects to convert less than all of such Designated Number of Type II Redemption Event Shares, the Corporation shall redeem from such holder on the Type II Redemption Event Date in accordance with clause (1) above such of the Designated Number of Type II Redemption Event Shares as the Corporation has elected not to convert; provided, further, that if and to the extent, as of the Type II Redemption Event Date, the Corporation is prevented by the terms of Section 6(a)(ii)(B) (without giving effect to clause (4) of Section 6(a)(ii)(B)) from requiring the holder to convert shares of Series A-2 Preferred Stock pursuant to Section 6(a)(ii)(A), then the Corporation shall, notwithstanding any election that it may otherwise have made pursuant to this Section 5(d)(i)(B), redeem from each holder on the Type II Redemption Event Date in accordance with clause (1) above such of the Designated Number of Type II Redemption Event Shares as the Corporation is prevented by the terms of Section 6(a)(ii)(B) (without giving effect to clause (4) of Section 6(a)(ii)(B)) from requiring the holder to convert as of such date.

(ii)           Within ten (10) Business Days after the occurrence of a Redemption Event, the Corporation shall provide each holder of Series A-2 Preferred Stock with notice of the Redemption Event. The notice shall state:

(A)  the date of such Redemption Event, whether it is a Type I Redemption Event or a Type II Redemption Event, and, briefly, the events causing such Redemption Event;

(B)   the date by which the Redemption Event Notice pursuant to this Section 5(d) must be given;

(C)   the Redemption Event Date;

(D)  the Maximum Number of Redemption Event Shares and, if the Redemption Event is a Type II Redemption Event, the holder’s pro rata portion of the Maximum Number of Type II Redemption Event Shares;

(E)   the holder’s right to require the Corporation, (1) in the case of a Type I Redemption Event, to redeem or convert (at the Corporation’s election) such number of shares of Series A-2 Preferred Stock as would equal the Maximum Number of Redemption Event Shares or, (2) in the case of a Type II Redemption Event, to redeem or convert the holder’s pro rata portion of the Maximum Number of Type II Redemption Event Shares;

(F)   in the case of (1) a Type I Redemption Event, whether the Corporation is electing to redeem or exercise its rights to convert such Designated Number of Type I Redemption Event Shares as may thereafter be specified by the holder, and (2) a Type II Redemption Event, whether the Corporation is electing to redeem or exercise its rights to convert such Designated Number of Type II Redemption Event

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Shares as may thereafter be specified by the holder (and, in either case, in the event that the Corporation is electing to exercise its rights to convert any such shares, the number of such shares that the Corporation is electing to convert, and the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock);

(G)   the then-current Conversion Price and the then-current Corporation Conversion Price;

(H)  that the Series A-2 Preferred Stock that is the subject of redemption pursuant to a Redemption Event Notice may be converted into Common Stock pursuant to Section 6(a)(i) only to the extent that the Redemption Event Notice has been withdrawn in accordance with the terms of this Certificate;

(I)    the procedures that the holder must follow to exercise rights under this Section 5(d); and

(J)    the procedures for withdrawing a Redemption Event Notice.

(iii)          The holder may exercise its rights specified in this Section 5(d) by delivery to the Corporation of a written notice (a “REDEMPTION EVENT NOTICE”) at any time prior to the close of business on the Business Day next preceding the Redemption Event Date specifying the Designated Number of Redemption Event Shares.  The holder may specify a Designated Number of Redemption Event Shares that is less than the Maximum Number of Redemption Event Shares only if the amount so designated is not less than one whole share.  Notwithstanding anything herein to the contrary, the holder shall have the right to withdraw any Redemption Event Notice in whole or in a portion thereof so long as the remaining Designated Number of Redemption Event Shares, if any, is not less than one whole share at any time prior to the close of business on the Business Day next preceding the Redemption Event Date by written notice of withdrawal given to the Corporation.

(e)   Rights of Holder.  Upon receipt by the Corporation of the Redemption Event Notice specified in Section 5(d)(iii), the holder shall (unless such Redemption Event Notice is withdrawn as specified in Section 5(d)(iii)) thereafter be entitled to receive on the Redemption Event Date, either the Redemption Price or the certificates and payment amount (if any) to which it is entitled upon conversion as provided in Section 6(b)(ii), as applicable, in each case with respect to each share of Series A-2 Preferred Stock held by such holder that is included in the Designated Number of Redemption Event Shares.  Any Series A-2 Preferred Stock in respect of which a Redemption Event Notice has been given by the holder thereof may not be converted into shares of Common Stock pursuant to Section 6(a) on or after the date of the delivery of such Redemption Event Notice unless such Redemption Event Notice has first been validly withdrawn.

(f)    Redemption Terms.  In the event that any Designated Number of Redemption Event Shares are to be redeemed pursuant to this Section 5, the following terms and conditions shall apply.

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(i)            Surrender of Certificates.  On or prior to the Redemption Date or the Redemption Event Date, as the case may be, each holder of Series A-2 Preferred Stock to be redeemed shall surrender its certificate or certificates representing shares of Series A-2 Preferred Stock to be redeemed to the Corporation at the Corporation’s principal executive offices or such other location as the Corporation may by notice direct, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  From and after the Redemption Date or the Redemption Event Date, as the case may be, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A-2 Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the Series A-2 Preferred Stock subject to redemption, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

(ii)           Consequences of Nonpayment.  In the event that the Corporation does not pay the Redemption Price on the Redemption Date or the Redemption Event Date, as the case may be, the Redemption Price shall be calculated as if the Redemption Date or the Redemption Event Date, as the case may be, were the later of such date and the date on which such payment is made.  If the Corporation is unable at the Redemption Date or the Redemption Event Date, as the case may be, to redeem any or all shares of Series A-2 Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.  In the event of any redemption of only a part of the then outstanding Series A-2 Preferred Stock subject to redemption, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A-2 Preferred Stock held on the date of notice of redemption).

(g)   Conversion Terms.  In the event that the Corporation elects, pursuant to clause (2) of Section 5(d)(i)(A) or clause (2) of Section 5(d)(i)(B), to exercise its rights to require the holder to convert any shares of Series A-2 Preferred Stock pursuant to Section 6(a)(ii) with respect to the Designated Number of Redemption Event Shares specified by each holder, the terms of Section 6 shall govern the conversion of such shares, except that the notice provisions of Section 5(d)(ii) shall apply in lieu of the notice requirements of Section 6(b)(i)(B) such that, upon the Corporation’s giving of the notice required pursuant to Section 5(d)(ii), the Corporation shall be deemed to have exercised its conversion rights pursuant to Section 6(a)(ii) with respect to such Designated Number of Redemption Event Shares and the Corporation shall not be required to provide any additional notice under Section 6(b)(i)(B) in order to exercise such rights with respect to such shares.

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6.             CONVERSION.

(a)   Right to Convert; Right of Corporation to Require Conversion.

(i)            Voluntary Conversion at the Option of the Holder.  Subject to the provisions of Section 5, this Section 6, Section 7 and Section 10, each holder of shares of Series A-2 Preferred Stock shall have the right, at any time and from time to time, at such holder’s option, to convert any or all of such holder’s shares of Series A-2 Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price equal to the Initial Conversion Price per share of Common Stock, subject to adjustment as described in Section 6(c) (as adjusted, the “CONVERSION PRICE”).  The number of shares of Common Stock into which a share of the Series A-2 Preferred Stock shall be convertible pursuant to this Section 6(a)(i) (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing the Base Liquidation Value by the Conversion Price in effect at the time of conversion. The “INITIAL CONVERSION PRICE” shall be Thirty United States Dollars (U.S. $30.00) per share.  Notwithstanding the foregoing provisions of this Section 6(a)(i), if some or all of the shares of Series A-2 Preferred Stock held by the holder are to be redeemed pursuant to Section 5 or Section 7, the conversion right specified in this Section 6(a)(i) shall terminate as to such shares at the close of business on the Business Day immediately preceding the Redemption Date, Redemption Event Date, or Exchange Date, as the case may be (unless the Corporation shall default in paying the Redemption Price per share, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured).

(ii)           Mandatory Conversion at the Option of the Corporation.

(A)  Subject to the provisions of Section 5, this Section 6, Section 7 and Section 10, the Corporation shall have the right to require the holder of shares of Series A-2 Preferred Stock, at the Corporation’s option, to convert any or all of such holder’s shares of Series A-2 Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to the lower of (1) the Average Market Price for Corporation’s Conversion Option or (2) the Conversion Price described in Section 6(a)(i) above (such lower price, the “CORPORATION CONVERSION PRICE”).  The number of shares of Common Stock into which a share of the Series A-2 Preferred Stock shall be convertible pursuant to this Section 6(a)(ii) (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing the Base Liquidation Value by the Corporation Conversion Price.

(B)   Notwithstanding anything contained herein to the contrary, in no event shall the Corporation have the right to require the holder of shares of Series A-2 Preferred Stock to convert any or all of such shares into shares of Common Stock pursuant to Section 6(a)(ii)(A):  (1) at any time during the period commencing on the date of the Initial Closing (as such term is defined in the Purchase Agreement) and ending on the third anniversary thereof (the “RESTRICTED CONVERSION PERIOD”), except to the extent permitted by the terms and conditions of Section

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6(a)(ii)(C); (2) unless (y) a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series A-2 Preferred Stock is effective and available for use in accordance with Section 8.1 of the Purchase Agreement and is expected to remain effective and available for use for the thirty (30) days following the Conversion Date unless registration is no longer required pursuant to the terms and conditions of the Purchase Agreement and (z) the Common Stock issuable upon conversion of the Series A-2 Preferred Stock is listed or admitted for trading on an Approved Market and is expected to remain so listed or admitted for trading for the thirty (30) days following the Conversion Date; (3) if there exists and is continuing an Event of Default; or (4) during any period when any member of the Corporation’s senior management is, to the knowledge of the Corporation, at the time of the giving of the Corporation’s Election Notice (or, in the event of a conversion by the Corporation pursuant to an election under clause (2) of Section 5(d)(i)(A), at the time of the Corporation’s giving of the notice required pursuant to Section 5(d)(ii)), prohibited or restricted from trading in shares of Common Stock under the Corporation’s internal rules and procedures relating to insider trading in the Corporation’s securities.

(C)           During the Restricted Conversion Period, the Corporation shall have no right to require the holders of shares of Series A-2 Preferred Stock to convert in any three month period shares of Series A-2 Preferred Stock that yield shares of Common Stock exceeding the greater of (1) one percent of the shares of Common Stock outstanding as of the beginning of such three month period and (2) the average weekly trading volume on the NNM for shares of Common Stock during the four weeks ending on the first day of such three month period, in each case as such amounts are determined pursuant to Rule 144 of the Securities Act.

(b)   Mechanics of Conversion.

(i)            Procedures to Exercise Conversion Rights.  A holder of shares of Series A-2 Preferred Stock or the Corporation, as the case may be, that elects to exercise its conversion rights pursuant to Section 6(a) shall provide notice to the other party as follows:

(A)  Holder’s Notice and Surrender.  To exercise its conversion right pursuant to Section 6(a)(i), the holder of shares of Series A-2 Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series A-2 Preferred Stock for this purpose) with a written notice of election to convert, completed and signed, specifying the number of shares to be converted.

(B)   Corporation’s Notice.  Subject to Section 5(g), to exercise its conversion right pursuant to Section 6(a)(ii), the Corporation shall deliver written notice to such holder (the “CORPORATION’S ELECTION NOTICE”), at least twenty (20) days and no more than forty-five (45) days prior to the Conversion Date, specifying: (1) the number of shares of Series A-2 Preferred Stock to be converted

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and, if fewer than all the shares held by such holder are to be converted, the number of shares to be held by such holder; (2) the Conversion Date; and (3) the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock.

(ii)           Surrender and Delivery of Certificates.  Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series A-2 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 6(b)(vi).  As promptly as practicable after the surrender by the holder of the certificates for shares of Series A-2 Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares, a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 6(b)(vii), and, in the case of a conversion pursuant to Section 6(a)(ii), a certificate of an executive officer of the Corporation setting forth the Corporation Conversion Price and, in reasonable detail, the determination thereof and the number of shares of Common Stock issued in respect of each converted share of Series A-2 Preferred Stock.

(iii)          Effective Date of Conversion.  Each conversion shall be deemed to have been effected immediately prior to the close of business on (A) in the case of conversion pursuant to Section 6(a)(i), the first Business Day on which the certificates for shares of Series A-2 Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid or (B) in the case of conversion pursuant to Section 6(a)(ii), the date specified as the Conversion Date in the Corporation’s notice of conversion delivered to each holder pursuant to Section 6(b)(i)(B) (in each case, the “CONVERSION DATE”); provided, however, that in the event of a conversion by the Corporation under Section 6(a)(ii) pursuant to an election made by the Corporation under clause (2) of Section 5(d)(i)(A) or clause (2) of Section 5(d)(i)(B), the “CONVERSION DATE” shall be the Redemption Event Date.  At such time on the Conversion Date:  (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and (B) such shares of Series A-2 Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares, in the event of conversion pursuant to Section 6(a)(i), surrendered for conversion and, in the event of conversion pursuant to Section 6(a)(ii), covered by the Corporation’s notice of conversion, shall immediately terminate except the right to receive (x) the Common Stock, (y) other amounts payable pursuant to this Section 6, and (z) any dividends then accrued but unpaid in respect of the converted Series A-2 Preferred Stock.

(iv)          Duly Issued Shares.  All shares of Common Stock delivered upon conversion of the Series A-2 Preferred Stock shall, upon delivery, be duly and validly

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authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

(v)           Reservation and Listing of Shares.  The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the Series A-2 Preferred Stock, the aggregate number of shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock pursuant to Section 6(a)(i).  Prior to any conversion by the Corporation pursuant to Section 6(a)(ii), the Corporation shall ensure that it then has a sufficient number of authorized but unissued shares of Common Stock in order to effect such conversion.   The Corporation shall, promptly following the issuance of the shares of Series A-2 Preferred Stock, take such action to cause the shares of Common Stock initially issuable upon conversion of the shares of Series A-2 Preferred Stock to be listed on the NNM as promptly as possible but no later than the effective date of the Registration Statement providing for the resale by the holder of shares of Common Stock issuable upon conversion of shares of the Series A-2 Preferred Stock as contemplated by Section 8 of the Purchase Agreement.  The Corporation further agrees that if it applies to have its Common Stock or other securities traded on any other stock exchange or market it will include in such application all shares of Common Stock to be issued upon the shares of Series A-2 Preferred Stock and will take all such other actions as may be necessary to cause such shares of Common Stock to be so listed.  During the period beginning on the date hereof and ending on the Final Date (as such term is defined in the Purchase Agreement), the Corporation shall take all actions necessary to continue the listing and trading of its Common Stock on an Approved Market and will comply in all material respects with the Corporation’s reporting, filing and other obligations under the bylaws and rules of each such exchange or market on which shares of the Common Stock may from time to time be listed to the extent necessary to ensure the continued eligibility for trading of shares of Common Stock.  The Corporation shall take all commercially reasonable action as may be necessary to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or traded.

(vi)          Fees and Taxes.  Issuances of certificates for shares of Common Stock upon conversion of the Series A-2 Preferred Stock shall be made without charge to the holder of shares of Series A-2 Preferred Stock for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series A-2 Preferred Stock, and no such issuance or delivery shall be made unless and until the person requesting

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such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(vii)         Fractions of Shares.  In connection with the conversion of any shares of Series A-2 Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Conversion Date.

(viii)        Conversion on Pro Rata Basis.  If fewer than all of the outstanding shares of Series A-2 Preferred Stock are to be converted pursuant to Section 6(a)(ii), the shares of each holder of Series A-2 Preferred Stock shall be converted on a pro rata basis (according to the number of shares of Series A-2 Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors).

(c)   Adjustments to Conversion Price.

(i)            Stock Splits, Etc.  In case the Corporation shall (A) pay a dividend on its Common Stock in shares of Common Stock, (B) make a distribution on its Common Stock in shares of Common Stock, (C) subdivide its Outstanding Common Stock into a greater number of shares, or (D) combine its Outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder shall upon conversion of the shares of Series A-2 Preferred Stock held by it be entitled to receive that number of shares of Common Stock which it would have owned had such shares of Series A-2 Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 6(c)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(ii)           Rights to Purchase Common Stock.  In case the Corporation shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than sixty (60) days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Average Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the

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conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Average Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock Outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible).  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date.  If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(iii)          Distributions to Holders of Common Stock.

(A)  In case the Corporation shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Corporation but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in Section 6(c)(i)), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in Section 6(c)(ii) and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Average Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the holder) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock Outstanding on the record date), and of which the denominator shall be the Current Average Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(B)   In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Average Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision

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shall be made so that the holder has the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants the holder would have received had the holder converted the shares of Series A-2 Preferred Stock then held by it on such record date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6(c)(iii)(B) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Average Market Price of the Common Stock.

(C)   In the event that the Corporation has implemented or implements a preferred shares rights plan (“RIGHTS PLAN”), upon conversion by each holder of the shares of Series A-2 Preferred Stock held by it into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the holder shall receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.  Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 6(c)(iii)(C).

(D)  Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“TRIGGER EVENT”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(c)(iii)(D) (and no adjustment to the Conversion Price under this Section 6(c)(iii)(D) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 6(c)(iii)(D). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of the Initial Closing Date (as such term is defined in the Purchase Agreement), are subject to events upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this

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Section 6(c)(iii)(D) was made, (y) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (z) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(E)   In case the Corporation shall, by dividend or otherwise, at any time distribute (a “TRIGGERING DISTRIBUTION”) to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (1) any cash and the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the holder) of any other consideration payable in respect of any tender offer by the Corporation or a Subsidiary of the Corporation for Common Stock consummated within the twelve (12) months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(E) has been made and (2) all other cash distributions to all or substantially all holders of its Common Stock made within the twelve (12) months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(E) has been made (and in which the holder did not otherwise participate), exceeds an amount equal to ten percent (10%) of the product of the Current Average Market Price per share of Common Stock on the Business Day (the “DETERMINATION DATE”) immediately preceding the day on which such Triggering Distribution is declared by the Corporation multiplied by the number of shares of Common Stock Outstanding on the Determination Date (excluding shares held in the treasury of the Corporation), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Average Market Price per share of the Common Stock on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 6(c)(iii)(E)) of any such other consideration so distributed, paid or payable within such twelve (12) months (including the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock Outstanding on the Determination Date) and the denominator shall be such Current Average Market Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

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(F)   In case any tender offer made by the Corporation or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the holder) of any other consideration) that, together with the aggregate amount of (1) any cash and the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the holder) of any other consideration payable in respect of any other tender offers by the Corporation or any Subsidiary of the Corporation for Common Stock consummated within the twelve (12) months preceding the date of the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(F) has been made and (2) all cash distributions to all or substantially all holders of its Common Stock made within the twelve (12) months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(F) has been made (and in which the holder did not otherwise participate), exceeds an amount equal to ten percent (10%) of the product of the Current Average Market Price per share of Common Stock as of the last date (the “EXPIRATION DATE”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “EXPIRATION TIME”) multiplied by the number of shares of Common Stock Outstanding (including tendered shares but excluding any shares held in the treasury of the Corporation) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock Outstanding (including tendered shares but excluding any shares held in the treasury of the Corporation) at the Expiration Time multiplied by the Current Average Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (y) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “PURCHASED SHARES”) and (z) the product of the number of shares of Common Stock Outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Corporation) at the Expiration Time and the Current Average Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any or all

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such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 6(c)(iii)(F) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 6(c)(iii)(F).

(G)   For purposes of this Section 6(c), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(iv)          Deferral.  In any case in which this Section 6(c) shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 6(c), the Corporation may elect to defer (but only until five (5) Business Days following the giving by the Corporation to the holder the certificate described in Section 6(c)(vii)) issuing to the holder of any Series A-2 Preferred Stock converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Corporation of the right to receive such shares.  If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Corporation for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

(v)           No Adjustment.  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one half of one percent (.5%) in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 6(c)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(c)(v) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  No adjustment need be made for issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.  To the extent that the Series A-2 Preferred Stock held by a holder becomes redeemable for, or convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

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(vi)          Adjustment for Tax Purposes.  The Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by the preceding sections of this Section 6(c), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

(vii)         Notice of Adjustment.  Whenever the Conversion Price or conversion privilege is adjusted, the Corporation shall promptly notify the holder of the adjustment and provide the holder with an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

(viii)        Notice of Certain Transactions.  In the event that:

(A)  the Corporation takes any action which would require an adjustment in the Conversion Price;

(B)   the Corporation consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Corporation must approve the transaction; or

(C)   there is a dissolution or liquidation of the Corporation;

then the Corporation shall notify the holder of the proposed transaction and the related record or effective date, as the case may be.  The Corporation shall give the notice at least ten (10) days before such date.  Failure to give such notice or any defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this Section 6(c)(viii).

(d)   Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.  If any of the following shall occur, namely:

(i)            any reclassification or change of shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6(c));

(ii)           any consolidation or merger or combination to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or

(iii)          any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Corporation, directly or indirectly, to any person,

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then the Corporation, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the holder a supplemental instrument providing that (A) the holder shall have the right to convert its shares of Series A-2 Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Series A-2 Preferred Stock, at a conversion price equal to the Conversion Price determined pursuant to Section 6(a)(i), immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance, and (B) in the event of any exercise by the Corporation of its right to convert any shares of Series A-2 Preferred Stock held by such holder pursuant to Section 6(a)(ii), such shares of Series A-2 Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Series A-2 Preferred Stock, at a conversion price equal to the Corporation Conversion Price determined pursuant to Section 6(a)(ii)(A), immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance.  Any such supplemental instrument shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in Section 6(c). If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental instrument shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 6(d) shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.  In the event the Corporation shall execute a supplemental instrument pursuant to this Section 6(d), the Corporation shall promptly file with the holder (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by the holder upon the conversion of its shares of Series A-2 Preferred Stock after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with.

(e)   Voluntary Reduction.  The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Corporation or to avoid or diminish income tax to holders of shares of the Common Stock in connection with a dividend or distribution of stock or similar event, and the Corporation provides fifteen (15) days’ prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Corporation reduce the Conversion Price to be less than the par value of a share of Common Stock.

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(f)    Miscellaneous.

(i)            Except as otherwise explicitly contemplated by this Section 6, no adjustment in respect of any dividends or other payments or distributions made to holders of Series A-2 Preferred Stock or securities issuable upon the conversion of the Series A-2 Preferred Stock will be made during the term of the Series A-2 Preferred Stock or upon the conversion of the Series A-2 Preferred Stock.  The provisions of this Section 6(f) are without prejudice to the right of holders of Series A-2 Preferred Stock to receive any dividends to which they may be entitled under Section 3.

(ii)           If any event occurs of the type contemplated by the provisions of Section 6(c), (d), or (e) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make any appropriate adjustment in the Conversion Price necessary to protect the rights of the holder as and to the extent contemplated by Sections 6(c), (d), or (e); provided, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Common Stock issuable upon any conversion of shares of Series A-2 Preferred Stock.

(iii)          If the Corporation shall enter into any transaction for the purpose of avoiding the application of the provisions of Sections 6(c), (d) or (e) or this Section 6(f), the benefits of such provisions shall nevertheless apply and be preserved.

(iv)          Any dividend or distribution that was paid or distributed to, or otherwise made available to or set aside for, to the holders of Series A-2 Preferred Stock (pursuant to Section 3(a) or otherwise) shall not also result in an adjustment to the Conversion Price pursuant to Section 6.

7.             SPECIAL REDEMPTION.

(a)   Special Redemption Rights.

(i)            At the Option of the Corporation.  The Corporation may, at its option, and subject to the terms and conditions of this Section 7, redeem all of the shares of the Series A-2 Preferred Stock, in whole but not in part, on the Special Redemption Date at a cash redemption price per share equal to the Redemption Price.

(ii)           At the Option of the Holder.  Each holder of the Series A-2 Preferred Stock may, at its option, and subject to the terms and conditions of this Section 7, require the Corporation to redeem all, but not less than all, of the shares of the Series A-2 Preferred Stock then held by such holder on the Special Redemption Date at a cash redemption price per share equal to the Redemption Price.

(b)   Special Redemption Price.  In the event that the Corporation exercises its option to redeem the shares of the Series A-2 Preferred Stock pursuant to Section 7(a)(i), or holders of the shares of the Series A-2 Preferred Stock exercise their option to require the

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Corporation to redeem shares of Series A-2 Preferred Stock pursuant to Section 7(a)(ii), on the Special Redemption Date the Corporation shall pay to each holder of shares of Series A-2 Preferred Stock to be redeemed the Redemption Price per share in immediately available funds (the sum of the Redemption Price of each share of Series A-2 Preferred Stock to be redeemed from a particular holder, the “AGGREGATE SPECIAL REDEMPTION PRICE”), provided that, on the Special Redemption Date, immediately following the receipt by a holder of the Aggregate Special Redemption Price for its shares, the holder of shares subject to redemption shall, at the Corporation’s request, make a loan to the Corporation in an amount equal to the Aggregate Special Redemption Price, in immediately available funds, and in exchange for such loan the holder shall receive from the Corporation a Convertible Subordinated Promissory Note in the form attached to this Certificate as Exhibit A (the “CONVERTIBLE NOTE”) with a principal amount equal to the Aggregate Special Redemption Price.  The Corporation and the holder shall reasonably cooperate with each other to coordinate the timing of such transactions on the Special Redemption Date.

(c)   Special Redemption Option Exercise.  The Corporation may exercise the option granted to it in Section 7(a)(i), and holders may exercise the option granted to them in Section 7(a)(ii), by delivering to the other party, not less than sixty (60) days after the Initial Closing (as such term is defined in the Purchase Agreement), a written notice of such exercise (the “SPECIAL REDEMPTION NOTICE”), by first-class mail, postage prepaid.  The Special Redemption Notice shall specify the date on which the Corporation shall redeem, or be required to redeem, the shares of the Series A-2 Preferred Stock in accordance with the provisions of this Section 7 (the “SPECIAL REDEMPTION DATE”), which date shall be no less than ten (10) Business Days and no more than thirty (30) days from the date on which such notice is delivered.  Notwithstanding anything herein to the contrary, the party providing the Special Redemption Notice shall have the right to withdraw such notice at any time prior to the close of business on the Business Day next preceding the Special Redemption Date by written notice of withdrawal given to the other party.

(d)   Special Redemption Terms.  In the event that the Corporation or the holder of the Series A-2 Preferred Stock delivers to the other a Special Redemption Notice in accordance with the terms of this Section 7, the following terms and conditions shall apply:

(i)            Effect of Special Redemption Notice.  Delivery of a Special Redemption Notice shall be without prejudice to the right of the Corporation to redeem pursuant to Section 5(b) shares of Series A-2 Preferred Stock to which the Special Redemption Notice applies or the right of the holder or the Corporation pursuant to Section 6 to convert the shares of Series A-2 Preferred Stock to which the Special Redemption Notice applies into shares of Common Stock.  The Special Redemption Notice shall be deemed qualified or withdrawn, as appropriate, to the extent of any redemption or conversion, as contemplated by the preceding sentence, of the shares of Series A-2 Preferred Stock to which it applies.

(ii)           Surrender of Certificates.  On or before the Special Redemption Date, each holder of Series A-2 Preferred Stock to be redeemed shall surrender its certificate or certificates representing all of the outstanding shares of Series A-2 Preferred Stock held

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by it to the Corporation at the Corporation’s principal executive offices or such other location as the Corporation may by notice direct, and the Aggregate Special Redemption Price shall be delivered by the Corporation to the holder and each surrendered certificate shall be canceled.  From and after the Special Redemption Date, unless there shall have been a default by the Corporation in the delivery of the Aggregate Special Redemption Price to the holder, all rights of the holder of Series A-2 Preferred Stock subject to redemption pursuant to this Section 7 (except the right to receive the Aggregate Special Redemption Price upon surrender of its certificate or certificates) shall cease with respect to the shares of the Series A-2 Preferred Stock subject to redemption, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

(iii)          Consequences of Nonpayment.  In the event that the Corporation does not redeem the shares of the Series A-2 Preferred Stock and pay to the holder the Aggregate Special Redemption Price on the Special Redemption Date, the Aggregate Special Redemption Price shall be calculated as if the Special Redemption Date were the later of such date and the date on which such payment is made.  If the Corporation is unable on the Exchange Date to redeem any or all shares of Series A-2 Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then, without limitation to any other right or remedy that may be available to the holder, the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

(iv)          Effect of Special Redemption.  Following the redemption of the shares of the Series A-2 Preferred Stock in accordance with this Section 7, all dividends thereon shall cease and the person entitled to receive the Convertible Note upon such exchange shall be treated as the registered holder of such Convertible Note unless and until such instrument is transferred on the note register of the Corporation in accordance with the terms thereof.

(e)   Covenant of Corporation.  The Corporation hereby represents, warrants and covenants that, on the date that the shares of Series A-2 Preferred Stock are issued in accordance with the Purchase Agreement, and for a period of not less than one hundred and twenty (120) days after such date, the Corporation has and shall maintain sufficient surplus (as such term is used in the General Corporation Law of the State of Delaware) to permit the Corporation to effect the exchange provided for in this Section 7 consistent with the requirements of the General Corporation Law of the State of Delaware and any other applicable law.

8.             STATUS OF SHARES.  All shares of Series A-2 Preferred Stock that are at any time redeemed pursuant to Section 5 or Section 7 or converted pursuant to Section 6 and all shares of Series A-2 Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

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9.             VOTING RIGHTS.

(a)   Limited Voting Rights.  The holders of record of shares of Series A-2 Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 9 or as otherwise provided by law.

(b)   Right to Vote with Common Stock.  The holders of the shares of Series A-2 Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class) and (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion by the holder of such shares of Series A-2 Preferred Stock pursuant to Section 6(a)(i) would have been entitled if such shares of Common Stock had been Outstanding at the time of the applicable record date.

(c)   Right to Vote as a Separate Class.  In addition to the rights provided in Section 9(b) and any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority by voting power of the then outstanding shares of Series A-2 Preferred Stock voting together as a single class:

(i)            change the rights, preferences, privileges or restrictions of the shares of Series A-2 Preferred Stock;

(ii)           increase or decrease the aggregate number of authorized shares of Series A-2 Preferred;

(iii)          create, authorize, designate or issue Senior Securities; or

(iv)          merge or consolidate into or with any other corporation or entity if the effect of any such transaction would be to change or adversely affect in any manner whatsoever the rights, privileges, seniority or preferences of the Series A-2 Preferred Stock.

10.           AGGREGATE OWNERSHIP LIMITATION.  If upon any proposed conversion of Series A-2 Preferred Stock pursuant to Section 6(a), any holder of Series A-2 Preferred would be entitled to receive Common Stock that, taken together with all other shares of Common Stock Beneficially Owned by such holder and its Affiliates, would result in such holder and its Affiliates acquiring Beneficial Ownership of more than 19.9% of the Corporation’s Common Stock then Outstanding immediately following such conversion (the “OWNERSHIP THRESHOLD”), then:

(a)   Such holder shall instead receive upon conversion a number of shares of Common Stock up to the Ownership Threshold; and

(b)   To the extent such holder would have otherwise received shares of Common Stock in excess of the Ownership Threshold, the Corporation shall redeem such number of shares of Series A-2 Preferred Stock as would result in such holder exceeding the Ownership

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Threshold at a cash redemption price equal to the product of (i) such number of shares of Common Stock in excess of the Ownership Threshold times (ii) the Current Average Market Price on the relevant Conversion Date (the “OWNERSHIP THRESHOLD REDEMPTION AMOUNT”).  Except in the case of a proposed conversion by the Corporation of Series A-2 Preferred Stock pursuant to Section 6(a) as a result of an election by the Corporation pursuant to clause (2) of Section 5(d)(i)(A) or clause (2) of Section 5(d)(i)(B), in the event that the Corporation provides written notice to such holder at least ten (10) days prior to the date on which the Corporation shall redeem such shares and pay to such holder the Ownership Threshold Redemption Amount (such date, the “OWNERSHIP THRESHOLD REDEMPTION DATE”), the Corporation shall have the right to obtain from such holder a loan in the principal amount designated by the Corporation in such notice, which amount shall not exceed the Ownership Threshold Redemption Amount, and in exchange for such loan the holder shall receive from the Corporation a two-year, interest free Subordinated Promissory Note, with a face amount equal to the principal amount of the loan, in the form attached to this Certificate as Exhibit B (a “SUBORDINATED PROMISSORY NOTE”), and, in the event that multiple Subordinated Promissory Notes shall be made pursuant hereto, mutatis mutandis as necessary to provide for any prepayment due in respect of a Type II Prepayment Event among the successive Subordinated Promissory Notes sequentially in the order in which such Subordinated Promissory Notes were made.  The holder shall provide such loan to the Corporation in exchange for such Subordinated Promissory Note on the Ownership Threshold Redemption Date, immediately following the receipt by the holder of the Ownership Threshold Redemption Amount in immediately available funds.  The Corporation and the holder shall reasonably cooperate with each other to coordinate the timing of such transactions on the Ownership Threshold Redemption Date.

11.           CERTAIN DEFAULTS AND REMEDIES.

(a)   Events of Default.  Subject to Section 11(b), an “EVENT OF DEFAULT” shall occur if:

(i)            the Corporation (A) defaults in the payment of any principal of (including any premium on) (1) any Convertible Note or any Promissory Note (as such term is defined in the Purchase Agreement) held by AstraZeneca UK Limited or any of its Affiliates when the same becomes due and payable (whether at maturity, on a date specified for prepayment, or otherwise); or (B) fails to redeem (including pursuant to Section 7), and to pay to any holder the Redemption Price for, each share of Preferred Stock that the Corporation is required to redeem on the date specified for such redemption herein;

(ii)           the Corporation fails to comply with any of its obligations under (A) any Convertible Note or any Promissory Note held by AstraZeneca UK Limited or any of its Affiliates or (B) Section 5.6(a) or Section 5.8 of the Purchase Agreement, in each case other than any obligation specified in Section 11(a)(i), and the default continues for the period and after the notice specified in Section 11(b);

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(iii)          the Corporation fails to provide notice of a Redemption Event to the holder when required by Section 5(d)(ii) for a period of thirty (30) days after notice of failure to do so;

(iv)          the Corporation shall default in respect of any of its obligations under the Preferred Stock other than any obligation specified in Section 11(a)(i) and the default continues for the period and after the notice specified in Section 11(b);

(v)           the Purchase Agreement, or any other agreement or instrument contemplated by the Purchase Agreement, shall be asserted by the Corporation not to be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms;

(vi)          the Corporation or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)  commences a voluntary case or proceeding;

(B)   consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)   consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)  makes a general assignment for the benefit of its creditors; or

(vii)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)  is for relief against the Corporation or any Significant Subsidiary in an involuntary case or proceeding;

(B)   appoints a Custodian of the Corporation or any Significant Subsidiary or for all or substantially all of the property of the Corporation or any Significant Subsidiary; or

(C)   orders the liquidation of the Corporation or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days.

                                The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, holder, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b)   Notice and Cure.

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(i)            A default under Section 11(a)(ii) or (a)(iv) is not an Event of Default until the holder notifies the Corporation in writing of the default and the Corporation does not cure the default within sixty (60) days after receipt of such notice.  The notice given pursuant to this Section 11(b) must specify the Event of Default, demand that it be remedied and state that the notice is a “NOTICE OF DEFAULT.”

(ii)           When any Event of Default under Section 11(a) is cured, it ceases.

(iii)          The Corporation shall immediately notify each holder of Series A-2 Preferred Stock upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default hereunder by written notice which specifies the nature and period of existence of such default or Event of Default and what action the Corporation is taking or proposes to take with respect thereto.  No holder shall be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the holder or any agent of the holder.

(c)   Redemption.

(i)            If an Event of Default (other than an Event of Default specified in Section 11(a)(vi) or (vii)) occurs and is continuing, the holders of a majority of the shares of Series A-2 Preferred Stock then outstanding may, by notice to the Corporation, demand in a notice to the Corporation that the Corporation redeem, on a Business Day specified in such notice, which day shall be not less than ten (10) days following the date of such notice (such specified date the “DEFAULT REDEMPTION DATE”), all of the shares of Series A-2 Preferred Stock then outstanding, and the Corporation shall redeem all such shares at a cash redemption price per share equal to the Redemption Price.   If an Event of Default specified in Section 11(a)(vi) or (vii) occurs, all Series A-2 Preferred Stock then outstanding shall ipso facto become and be immediately redeemable by the Corporation at a cash redemption price per share equal to the Redemption Price without any declaration or other act on the part of the holders.  Each holder may at any time, by notice to the Corporation, rescind a redemption notice and its consequences.  No such rescission shall affect any subsequent default of impair any right consequent thereto.

(ii)           On or prior to the Default Redemption Date, the holders of the Series A-2 Preferred Stock shall surrender their certificates representing such shares to the Corporation at the Corporation’s principal executive offices or such other location as the Corporation may by notice direct, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on each such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  From and after the Default Redemption Date, unless there shall have been a default in payment of Redemption Price, all rights of the holders of the Series A-2 Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

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(iii)          In the event that the Corporation does not pay the Redemption Price on the Default Redemption Date, the Redemption Price shall be calculated as if the Default Redemption Date were the later of such date and the date on which such payment is made.  If the Corporation is unable at the Default Redemption Date to redeem any or all shares of Series A-2 Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.  In the event of any redemption of only a part of the then outstanding Series A-2 Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A-2 Preferred Stock held on the date of notice of redemption).

(d)   Other Remedies.  A delay or omission by any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

12.           DEFINITIONS.

(a)   General.  Unless otherwise specified, references in this Certificate to any section are references to such section of this Certificate and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition.  Terms for which meanings are defined in this Certificate shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “including” means including, without limiting the generality of any description preceding such term.  Each reference herein to any person shall include a reference to such person’s successors and permitted assigns.  Unless otherwise specified, references to any agreement, instrument or other document in this Certificate refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

(b)   Defined Terms.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.  For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Aggregate Special Redemption Price” has the meaning set forth in Section 7(b).

“Approved Market” means the NNM, the New York Stock Exchange, or the American Stock Exchange.

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“Average Market Price for Corporation’s Conversion Option” means, with respect to shares of Common Stock, the arithmetic mean of the daily Market Prices of shares of Common Stock for the ten (10) consecutive Trading Days commencing on the eleventh (11th) Trading Day preceding the Conversion Date and ending on the Trading Day next preceding the Conversion Date; provided, however, that in no event shall the “Average Market Price for Corporation’s Conversion Option” be more than one hundred one percent (101%) of the Market Price of shares of Common Stock for the last Trading Day preceding the Conversion Date.

“Bankruptcy Law” has the meaning set forth in Section 11(a).

“Base Liquidation Value” has the meaning set forth in Section 4(a).

“Beneficially Own” or “Beneficial Ownership” are used herein with the same meanings given to such terms in Rules 13d-3 and 13d-5 of the Exchange Act.

“Board of Directors” has the meaning set forth in the first paragraph hereof.

“Business Day” means any day that, in the State of New York and the State of California, is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” has the meaning set forth in the first paragraph hereof.

“Collaboration Agreement” means the Collaboration Agreement, dated as of October 15, 2003, between the Corporation and AstraZeneca UK Limited.

“Common Stock” means the Common Stock of the Corporation, par value $0.0001 per share.

“Conversion Date” has the meaning set forth in Section 6(b)(iii).

“Conversion Price” has the meaning set forth in Section 6(a)(i).

“Convertible Note” has the meaning set forth in Section 7(b).

“Corporation” has the meaning set forth in the first paragraph hereof.

“Corporation Conversion Price” has the meaning set forth in Section 6(a)(ii).

“Corporation’s Election Notice” has the meaning set forth in Section 6(b)(i)(B).

“Current Average Market Price” means, with respect to shares of the Common Stock as of a given day, the arithmetic mean of the daily Market Prices of shares of the Common Stock for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days

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before the date of determination or, for purposes of all computations under Section 6(c)(ii) and (iii), (a) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under Section 6(c)(iii) or (b) the record date with respect to distributions, issuances or other events requiring such computation under Section 6(c)(ii) and (iii), calculated in any case by taking the sum of the Market Prices for shares of the Common Stock for each of the thirty (30) days in the specified period and dividing the foregoing sum by thirty (30).

“Custodian” has the meaning set forth in Section 11(a).

“Default Redemption Date” has the meaning set forth in Section 11(c).

“Designated Number of Redemption Event Shares” means, for each holder, the Designated Number of Type I Redemption Event Shares or the Designated Number of Type II Redemption Event Shares, as the case may be.

“Designated Number of Type I Redemption Event Shares” has the meaning set forth in Section 5(d).

“Designated Number of Type II Redemption Event Shares” has the meaning set forth in Section 5(d).

“Determination Date” has the meaning set forth in Section 6(c)(iii)(E).

“Discovery Period” means the period commencing on the effective date of the Collaboration Agreement and ending on the later to occur of (a) the date of expiration or termination of the Antigen Designation Term (as such term is defined in the Collaboration Agreement) and (b) the date of expiration or termination of the Research Program Term (as such term is defined in the Collaboration Agreement) with respect to the Research Program (as such term is defined in the Collaboration Agreement) that is the last such program to terminate or expire pursuant to the Collaboration Agreement.

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year.

“Dividend Period” means (a) the period beginning on the Dividend Trigger Date and ending on the first Dividend Payment Date and (b) each quarterly period between Dividend Payment Dates.

“Dividend Rate” means (a) during the period commencing on the Initial Closing Date (as such term is defined in the Purchase Agreement) and ending on the fifth anniversary of such date, a rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the Initial Closing Date, plus an additional three percent (3%) compounded annually, and (b) during the period commencing on the date following the fifth anniversary of the Initial Closing Date and continuing until the last date on which all shares of Preferred Stock have been converted or redeemed, a rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the first day

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of such period, plus an additional three percent (3%) compounded annually; provided, however, that if The Wall Street Journal ceases to be published, then the 10-Year United States Treasury Bond yield rate to be used shall be that reported in such other business publication of national circulation in the United States as the Corporation and the holder reasonably agree.

“Dividend Trigger Date” has the meaning set forth in Section 3(b).

“Event of Default” has the meaning set forth in Section 11(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning set forth in Section 6(c)(iii)(F).

“Expiration Time” has the meaning set forth in Section 6(c)(iii)(F).

“Initial Conversion Price” has the meaning set forth in Section 6(a)(i).

“Junior Securities” has the meaning set for in Section 2.

“Liquidation Value” has the meaning set forth in Section 4(a).

“Market Price” means, with respect to a particular security, on any given day, the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NNM or, if the security is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the security is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the security as quoted on Nasdaq or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on Nasdaq or any comparable system or, if the security is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.  If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

“Maximum Number of Redemption Event Shares” means the Maximum Number of Type I Redemption Event Shares or the Maximum Number of Type II Redemption Event Shares, as the case may be.

“Maximum Number of Type I Redemption Event Shares” means the total number of shares of Series A-2 Preferred Stock held by a holder as of a Type I Redemption Event Date.

“Maximum Number of Type II Redemption Event Shares” means the total number of shares of Series A-2 Preferred Stock (and any fraction of any such share) that, if

31

redeemed by the Corporation on the Type II Redemption Event Date at the Redemption Price per share, would yield the Series A-2 Type II Redemption Event Amount.

“NNM” means the Nasdaq National Market.

“Notice of Default” has the meaning set forth in Section 11(b).

“Officer” means the chairman or any co-chairman of the board, any vice chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the controller, the secretary or any assistant controller or assistant secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Corporation.

“Outstanding” means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all outstanding securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

“Ownership Threshold” has the meaning set forth in Section 10.

“Ownership Threshold Redemption Amount” has the meaning set forth in Section 10(b).

“Ownership Threshold Redemption Date” has the meaning set forth in Section 10(b).

“Parity Securities” has the meaning set forth in Section 2.

“Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Stock” has the meaning set forth in the first paragraph hereof.

“Promissory Note” has the meaning set forth in Section 11(a)(ii).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 15, 2003, between the Corporation and AstraZeneca UK Limited.

“Purchased Shares” has the meaning set forth in Section 6(c)(iii)(F).

“Redemption Date” has the meaning set forth in Section 5(c).

“Redemption Event” means a Type I Redemption Event or a Type II Redemption Event, as the case may be.

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“Redemption Event Date” means the Type I Redemption Event Date or the Type II Redemption Event Date, as the case may be.

“Redemption Event Notice” has the meaning set forth in Section 5(d)(iii).

“Redemption Notice” has the meaning set forth in Section 5(c).

“Redemption Price” has the meaning set forth in Section 5(a).

“Restricted Conversion Period” has the meaning set forth in Section 6(a)(ii).

“Rights Plan” has the meaning set forth in Section 6(c)(iii)(C).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Series A-1 Certificate of Designation” has the meaning set forth in the Purchase Agreement.

“Series A-2 Allocated Redemption Amount” means the amount, if positive, that is derived when the Series A-1 Remaining Redemption Amount (as such term is defined in the Series A-1 Certificate of Designation) is subtracted from the Series A-1 Allocated Redemption Amount (as such term is defined in the Series A-1 Certificate of Designation), and means zero (0) in the event that such amount is zero (0) or negative.

“Series A-2 Preferred Stock” has the meaning set forth in Section 1.

“Series A-2 Remaining Redemption Amount” means the amount that equals the product of (a) the number of shares of Series A-2 Preferred Stock outstanding as of the Type II Redemption Event Date multiplied by (b) the Liquidation Value per share of such Series A-2 Preferred Stock.

“Series A-2 Type II Redemption Event Amount” means the amount that equals the lesser of the Series A-2 Allocated Redemption Amount and the Series A-2 Remaining Redemption Amount.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Special Redemption Date” has the meaning set forth in Section 7(c).

“Special Redemption Notice” has the meaning set forth in Section 7(c).

“Subordinated Promissory Note” has the meaning set forth in Section 10.

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“Subsidiary” means, in respect of any Person, any corporation, association, partnership, or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or holders thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the principal exchange or market in which such security is traded.

“Trigger Event” has the meaning set forth in Section 6(c)(iii)(D).

“Triggering Distribution” has the meaning set forth in Section 6(c)(iii)(E).

“Type I Redemption Event” means a Change in Control (as such term is defined in the Collaboration Agreement) that occurs at any time after the last day of the Discovery Period.

“Type I Redemption Event Date” has the meaning set forth in Section 5(d).

“Type II Redemption Event” means the termination by AstraZeneca UK Limited (or any of its Affiliates) of all outstanding Research Programs and, in the event that the Antigen Designation Term has not expired, the Antigen Designation Term, pursuant to Section 16.2 or Section 16.3.1 of the Collaboration Agreement, which termination occurs at any time prior to or on the last day of the Discovery Period.

“Type II Redemption Event Date” means the date that is thirty (30) Business Days after the date of the applicable Type II Redemption Event (or if such day is not a Business Day, then the next Business Day thereafter).

13.           NO OTHER RIGHTS.

The shares of Series A-2 Preferred Stock shall not have any relative, optional or other special rights and powers except as set forth herein or as may be required by law.

[The remainder of this page was left blank intentionally.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this 27th day of October, 2003.

ABGENIX, INC.

By:	/s/ Raymond M. Withy, Ph.D.
	Name:	Raymond M. Withy, Ph.D.
	Title:	President and
Chief Executive Officer

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Exhibit A

FORM OF CONVERTIBLE SUBORDINATED PROMISSORY NOTE ISSUABLE TO

PURCHASER PURSUANT TO SECTION 7

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS AND, IF REQUESTED BY THE MAKER, UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.   THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 15, 2003, BETWEEN THE MAKER AND THE HOLDER.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

U.S. $[________]	___________, 20__
New York, New York

FOR VALUE RECEIVED, Abgenix, Inc., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of [__________________] (the “Holder”), or its permitted assigns, the original aggregate principal sum of [_________] United States Dollars (U.S. $[________]) on the Maturity Date, subject to prior prepayment in accordance with the provisions hereof.

Upon the occurrence and during the continuation uncured of any Event of Default described in Section 7.1(a), such principal amount of this Note as from time to time remains unpaid shall bear interest at the Default Rate.  Such interest shall be payable in arrears on the last day of each March, June, September and December and at the time of the final payment of the principal amount hereof.  Interest shall be calculated on the basis of a three hundred sixty-five (365)-day year for the number of days elapsed.

For purposes of determining the person entitled to payment of the principal of and interest on this Note, the Maker is entitled to pay the person in whose name this Note is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding the date for such payment.  All payments of principal and interest on this Note shall be payable at the principal executive office of such registered holder or at such other place as such registered holder may from time to time in writing appoint at least fifteen (15) days before the date such payment is due.  All payments required to be made by the Maker under this Note shall be made in cash in immediately available funds.

Subject to the Holder’s compliance with Section 7 of the Purchase Agreement and with applicable law, this Note is transferable on the note register of the Maker upon surrender of this Note for transfer at the principal executive offices of the Maker duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Maker and duly executed by the registered holder and thereupon a new note in the outstanding principal amount of the Note so surrendered will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer or exchange, but the Maker may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  This Note is issuable only in registered form.

1.             Definitions.

1.1           General.  Terms used herein and not otherwise defined are used herein with the same meanings given to them in the Purchase Agreement.  Unless otherwise specified, references in this Note to any section are references to such section of this Note and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition.  Terms for which meanings are defined in this Note shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “including” means including, without limiting the generality of any description preceding such term.  Each reference herein to any Person shall include a reference to such Person’s successors and permitted assigns.  Unless otherwise specified, references to any agreement, instrument or other document in this Note refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

1.2           Defined Terms.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.  For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Approved Market” means the NNM, the New York Stock Exchange, or the American Stock Exchange.

“Average Market Price for Maker’s Conversion Option” means, with respect to shares of Common Stock, the arithmetic mean of the daily Market Prices of shares of Common Stock for the ten (10) consecutive Trading Days commencing on the eleventh (11th) Trading Day preceding the Conversion Date and ending on the Trading Day next preceding the Conversion Date; provided, however, that in no event shall the Average Market Price for Maker’s Conversion Option be more than one hundred one percent (101%) of the Market Price of shares of Common Stock for the last Trading Day preceding the Conversion Date.

“Bankruptcy Law” has the meaning set forth in Section 7.1.

“Beneficially Own” or “Beneficial Ownership” are used herein with the same meanings given to such terms in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended.

“Board of Directors” means the board of directors of Maker.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate(s) of Designation” means the Series A-1 Certificate of Designation and/or the Series A-3/A-4 Certificate of Designation.

“Collaboration Agreement” means the Collaboration Agreement, dated as of October 15, 2003, between the Maker and AstraZeneca UK Limited.

“Common Stock” means the common stock, par value $0.0001 per share, of Maker.

“Conversion Date” has the meaning set forth in Section 4.2.

“Conversion Price” has the meaning set forth in Section 4.1.

“Current Average Market Price” means, with respect to shares of the Common Stock as of a given day, the arithmetic mean of the daily Market Prices of shares of the Common Stock for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date of determination or, for purposes of all computations under Section 4.3(b) and (c), (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under Section 4.3(c) or (ii) the record date with respect to distributions, issuances or other events requiring such computation under Section 4.3(b) and (c), calculated in any case by taking the sum of the Market Prices for shares of the Common Stock for each of the thirty (30) days in the specified period and dividing the foregoing sum by thirty (30).

“Custodian” has the meaning set forth in Section 7.1.

“Default Rate” means (i) during the period commencing on the date hereof and ending on the fifth anniversary of such date, an interest rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the date hereof, plus an additional three percent (3%) compounded annually, and (ii) during the period commencing on the date following the fifth anniversary of the date hereof and continuing until the last date on which the entire principal amount of this Note has been converted or repaid and any interest owing hereon has been paid, an interest rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the first day of such period, plus an additional three percent (3%) compounded annually; provided, however, that if The Wall Street Journal ceases to be published, then the 10-Year United States Treasury

Bond yield rate to be used shall be that reported in such other business publication of national circulation in the United States as the Maker and the Holder reasonably agree.

“Designated Prepayment Event Amount” means the Designated Type I Prepayment Event Amount or the Designated Type II Prepayment Event Amount, as the case may be.

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Maker in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Maker is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Note (provided that such instrument, agreement or other document creating or evidencing the Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).  If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the reinstated Indebtedness of the Maker arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“Designated Type I Prepayment Event Amount” has the meaning set forth in Section 3.2(a)(i).

“Designated Type II Prepayment Event Amount” has the meaning set forth in Section 3.2(a)(ii).

“Determination Date” has the meaning set forth in Section 4.3.

“Discovery Period” means the period commencing on the effective date of the Collaboration Agreement and ending on the later to occur of (a) the date of expiration or termination of the Antigen Designation Term (as such term is defined in the Collaboration Agreement) and (b) the date of expiration or termination of the Research Program Term (as such term is defined in the Collaboration Agreement) with respect to the Research Program (as such term is defined in the Collaboration Agreement) that is the last such program to terminate or expire pursuant to the Collaboration Agreement.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 4.3.

“Expiration Time” has the meaning set forth in Section 4.3.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Note, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants, (ii) the statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Holder” has the meaning set forth in the first paragraph hereof.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (A) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (iii) all obligations and liabilities (contingent or otherwise) of such Person (A) in respect of (1) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Maker), and (2) ground leases the Maker may enter into in the future with respect to the Maker’s facilities in Fremont, California, or (B) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (iv) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (v) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv), and (vi) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (v).

“Initial Conversion Price” has the meaning set forth in Section 4.1.

“Instrument” has the meaning set forth in Section 7.1.

“Maker” has the meaning set forth in the first paragraph hereof.

“Maker Conversion Price” has the meaning set forth in Section 4.1.

“Maker’s Election Notice” has the meaning set forth in Section 4.2.

“Market Price” means, with respect to a particular security, on any given day, the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NNM or, if the security is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the security is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the security as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the security is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Maker for that purpose.  If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

“Maturity Date” means the tenth (10th) anniversary of the date of the Initial Closing (as such term is defined in the Purchase Agreement).

“Maximum Prepayment Event Amount” means the Maximum Type I Prepayment Event Amount or the Maximum Type II Prepayment Event Amount, as the case may be.

“Maximum Type I Prepayment Event Amount” means the total principal amount of this Note outstanding as of a Type I Prepayment Event Date.

“Maximum Type II Prepayment Event Amount” means the amount that equals the lesser of the Type II Allocated Prepayment Amount and the Type II Remaining Prepayment Amount.

“NNM” means the Nasdaq National Market.

“Note” has the meaning set forth in Section 2.

“Officer” means the chairman or any co-chairman of the board, any vice chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the controller, the secretary or any assistant controller or assistant secretary of the Maker.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel may be an employee of or counsel to the Maker.

“Outstanding” means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all outstanding securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

“Ownership Threshold” has the meaning set forth in Section 9.

 “Payment Blockage Notice” has the meaning set forth in Section 5.2.

“Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Prepayment Election Amount” has the meaning set forth in Section 3.1.

“Prepayment Election Date” has the meaning set forth in Section 3.1.

“Prepayment Election Notice” has the meaning set forth in Section 3.1.

“Prepayment Event” means a Type I Prepayment Event or a Type II Prepayment event, as the case may be.

“Prepayment Event Date” means the Type I Prepayment Event Date or the Type II Prepayment Event Date, as the case may be.

“Prepayment Event Notice” has the meaning set forth in Section 3.2.

“Promissory Note” has the meaning set forth in Section 7.1(b).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 15, 2003, between the Maker and AstraZeneca UK Limited.

“Purchased Shares” has the meaning set forth in Section 4.3.

“Representative” means the (i) trustee under any indenture to which Maker is a party or other holder, agent or representative for any Senior Indebtedness or (ii) with respect to any Senior Indebtedness that does not have any such trustee, holder, agent or other representative, (a) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as amount the holders or owner of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (b) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Restricted Conversion Period” has the meaning set forth in Section 4.1(b)(ii).

“Rights Plan” has the meaning set forth in Section 4.3.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent, if any, payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Maker’s 3.5% Convertible Subordinated Notes due March 15, 2007, or any other Indebtedness of the Maker, whether outstanding on the date of this Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Maker (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to this Note or expressly provides that such Indebtedness is “pari passu” or “junior” to this Note.  Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Maker to any Subsidiary of the Maker (other than Indebtedness of the Maker to such Subsidiary arising by reason of guarantees by the Maker of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Maker); (ii) this Note; or (iii) Indebtedness of or amounts owed by the Maker for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services.  If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the reinstated Indebtedness of the Maker arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

“Series A-1 Certificate of Designation” has the meaning set forth in Purchase Agreement.

“Series A-3/A-4 Certificate of Designation” has the meaning set forth in the Purchase Agreement.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subordinated Promissory Note” has the meaning set forth in Section 9.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership, or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or holders thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the principal exchange or market in which such security is traded.

“Trigger Event” has the meaning set forth in Section 4.3.

“Triggering Distribution” has the meaning set forth in Section 4.3.

“Type I Prepayment Event” means a Change in Control (as such term is defined in the Collaboration Agreement) that occurs at any time after the last day of the Discovery Period.

“Type I Prepayment Event Date” has the meaning set forth in Section 3.2(a)(i).

“Type II Allocated Prepayment Amount” means the amount, if positive, that is derived when the Series A-1 Remaining Redemption Amount (as such term is defined in the Series A-1 Certificate of Designation) is subtracted from the Series A-1 Allocated Redemption Amount (as such term is defined in the Series A-1 Certificate of Designation) and means zero (0) in the event that such amount is zero (0) or negative.

“Type II Prepayment Event” means the termination by AstraZeneca UK Limited (or any of its Affiliates) of all outstanding Research Programs and, in the event that the Antigen Designation Term has not expired, the Antigen Designation Term, pursuant to Section 16.2 or Section 16.3.1 of the Collaboration Agreement, which termination occurs at any time prior to or on the last day of the Discovery Period.

“Type II Prepayment Event Date” means the date that is thirty (30) Business Days after the date of the applicable Type II Prepayment Event (or if such day is not a Business Day, then the next Business Day thereafter).

“Type II Remaining Prepayment Amount” means the principal amount of this Note outstanding as of the Type II Redemption Event Date.

2.             Securities Purchase Agreement.  This Convertible Subordinated Promissory Note (this “Note”) is the Convertible Subordinated Promissory Note of the Maker referred to in the Purchase Agreement.

3.             Prepayment.

3.1           Maker’s Right to Prepay.

(a)   Conditions to Prepayment Election.  The principal amount of this Note may be prepaid (without premium or penalty) from time to time at the election of the Maker (each such election, a “Prepayment Election”), as a whole or in part (in increments of $1,000 or multiples thereof), upon at least twenty (20) and not more than sixty (60) days’ prior notice to the Holder if (i) a shelf registration statement covering resales of the Common Stock issuable upon conversion of the principal amount of this Note is effective and available for use in accordance with Section 8.1 of the Purchase Agreement and is expected to remain effective and available for use for the thirty (30) days following the date of the Prepayment Election Notice unless registration is no longer required pursuant to the terms and conditions of the Purchase Agreement and (ii) the Common Stock issuable upon conversion of the principal amount of this Note is listed or admitted for trading on an Approved Market and is expected to remain so listed or admitted for trading for the thirty (30) days following the date of the Prepayment Election Notice.  Except as set forth in this Section 3.1, the Maker shall not have the option to prepay the principal amount of this Note.

(b)   Notice of Prepayment.  At least twenty (20) days but not more than sixty (60) days before the date (the “Prepayment Election Date”) of a proposed prepayment of the principal amount of this Note pursuant to this Section 3.1, the Maker shall give notice of prepayment (a “Prepayment Election Notice”) to the Holder.  The Prepayment Election Notice shall state:

(i)            the Prepayment Election Date;

(ii)           the amount of the prepayment (the “Prepayment Election Amount”);

(iii)          the then-current Conversion Price;

(iv)          that if the Holder wishes to convert any portion of the principal amount of this Note that is the subject of the Prepayment Election Notice, the Holder must give notice of such conversion no later than the close of business on the Business Day immediately preceding the Prepayment Election Date; and

(v)           that, unless the Maker defaults in paying the Prepayment Election Amount on the Prepayment Election Date, the only remaining right of the Holder in respect of the Prepayment Election Amount shall be to receive payment of the Prepayment Election Amount.

(c)   Effect of Notice of Prepayment Election.  Once a Prepayment Election Notice is given, the principal amount of this Note that is the subject of the Prepayment Election Notice shall not thereafter be convertible pursuant to Section 4.1(b) and the Prepayment Election Amount shall become due and payable on the Prepayment Election Date, except to the extent that all or any portion of the Prepayment Election Amount is converted in accordance with the provisions of Section 4.1(a).

3.2           Prepayment upon Prepayment Event.

(a)   Prepayments at Option of Holder.

(i)            If at any time that any portion of the principal amount this Note remains unpaid there shall occur a Type I Prepayment Event, then on the date that is thirty (30) Business Days after the date of such Prepayment Event (or, if such day is not a Business Day, then the next Business Day thereafter) (the “Type I Prepayment Event Date”), the Maker shall either, as it may elect,

                (A) prepay in full so much of the Maximum Type I Prepayment Event Amount as the Holder may specify in a Prepayment Event Notice (the “Designated Type I Prepayment Event Amount”), or

                (B) exercise its rights to, and subject to all of the terms and provisions of, Section 4.1(b) to require the Holder to convert the Designated Type I Prepayment Event Amount; provided, however, that if and to the extent, as of the Type I Prepayment Event Date, the Maker is prevented by the terms of Section 4.1(b)(ii) from requiring the Holder to convert any principal amount of this Note pursuant to Section 4.1(b)(i), then the Maker shall notwithstanding any election that it may otherwise have made pursuant to this Section 3.2(a)(i), prepay to the Holder on the Type I Prepayment Event Date in accordance with clause (A) above such of the Designated Type I Prepayment Event Amount as the Maker is prevented by the terms of Section 4.1(b)(ii) from requiring the Holder to convert as of such date.

(ii)           If at any time that any portion of the principal amount this Note remains unpaid there shall occur a Type II Prepayment Event, then on the Type II Prepayment Event Date, the Maker shall either, as it may elect,

                (A) prepay in full so much of the principal amount of this Note then remaining unpaid, not to exceed an amount equal to the Maximum Type II Prepayment Event Amount as the Holder may specify in a Prepayment Event Notice (the “Designated Type II Prepayment Event Amount”), or

                (B) exercise its rights to, and subject to all of the terms and provisions of, Section 4.1(b) (without giving effect to clause (D) of Section 4.1(b)(ii)) to require the Holder to convert some or all of the Designated Type II Prepayment Event Amount; provided, however, that in the event that the Maker elects to convert less than all of such Designated Type II Prepayment Event Amount, the Maker shall prepay to the Holder on the Type II Prepayment Event Date in accordance with clause (A) above such of the Designated Type II Prepayment Event Amount as the Maker has elected not to convert; provided, further, that if and to the extent, as of the Type II Prepayment Event Date, the Maker is prevented by the terms of Section 4.1(b)(ii) (without giving effect to clause (D) of Section 4.1(b)(ii)) from requiring the Holder to convert any principal amount of this Note pursuant to Section 4.1(b)(i), then the Maker shall notwithstanding any election that it may otherwise have made pursuant to this Section 3.2(a)(ii), prepay to the Holder on the Type II Prepayment Event Date in accordance with clause (A) above such of the Designated Type II Prepayment Event Amount as the Maker is prevented by the terms of Section 4.1(b)(ii) (without giving effect to clause (D) of Section 4.1(d)(ii)) from requiring the Holder to convert as of such date.

(b)   Notice to Holder.  Within ten (10) Business Days after the occurrence of a Prepayment Event, the Maker shall provide Holder with notice of the Prepayment Event. The notice shall state:

(i)            the date of such Prepayment Event, whether the Prepayment Event is a Type I Prepayment Event or a Type II Prepayment Event, and, briefly, the events causing such Prepayment Event;

(ii)           the date by which the Prepayment Event Notice pursuant to Section 3.2(c) must be given;

(iii)          the Prepayment Event Date;

(iv)          the Maximum Prepayment Event Amount;

(v)           the Holder’s right to require the Maker (A) in the case of a Type I Prepayment Event, to prepay or convert (at the Maker’s election) an amount up to the Maximum Prepayment Event Amount, or (B) in the case of a Type II Prepayment Event, to prepay or convert (at the Maker’s election) an amount up to the Maximum Prepayment Event Amount;

(vi)          in the case of (x) a Type I Prepayment Event, whether the Maker is electing to prepay or exercise its rights to convert the Designated Type I Prepayment Event Amount specified by the Holder, and (y) a Type II Prepayment Event, whether the Maker is electing to prepay or exercise its rights to convert the Designated Type II Prepayment Event Amount specified by the Holder (and, in either case, in the event that the Maker is electing to exercise its rights to convert any such amount, the principal amount that the Maker is electing to convert, and the place or places where this Note is to be surrendered for issuance of certificates representing shares of Common Stock);

(vii)         the then-current Conversion Price and the then-current Maker Conversion Price;

(viii)        that the principal amount of this Note that is the subject of prepayment  pursuant to a Prepayment Event Notice may be converted into Common Stock pursuant to Section 4.1 only to the extent that the Prepayment Event Notice has been withdrawn in accordance with the terms of this Note;

(ix)           the procedures that the Holder must follow to exercise rights under this Section 3.2; and

(x)            the procedures for withdrawing a Prepayment Event Notice.

(c)   Exercise by Holder of Right to Receive Prepayment.  The Holder may exercise its rights specified in this Section 3.2 by delivery of a written notice (a “Prepayment Event Notice”) to the Maker at any time prior to the close of business on the Business Day next preceding the Prepayment Event Date specifying the Designated Prepayment Event Amount.  The Holder may specify a Designated Prepayment Event Amount that is less than the Maximum Prepayment Event Amount only if the amount so designated is $1,000 or an integral multiple thereof.  Provisions of this Note that apply to the prepayment of the Maximum Prepayment Event Amount also apply to the prepayment of a Designated Prepayment Event Amount that is less than the Maximum Prepayment Event Amount.  Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw any Prepayment Event Notice in whole or in a portion thereof, so long as the remaining Designated Prepayment Event Amount, if any, is $1,000 or in an integral multiple thereof, at any time prior to the close of business on the Business Day next preceding the Prepayment Event Date by written notice of withdrawal given to the Maker.

(d)   Effect of Prepayment Event Notice.  Upon receipt by the Maker of the Prepayment Event Notice specified in Section 3.2(c), the Holder shall (unless such Prepayment Event Notice is withdrawn as specified in Section 3.2(c)) thereafter be entitled to receive on the Prepayment Event Date (i) in the case of a Type I Prepayment Event, either the Designated Type I Prepayment Event Amount with respect to this Note or the certificates and payment amount (if any) to which it is entitled upon conversion as provided in Section 4.2(b), as applicable, or (ii) in the case of a Type II Prepayment Event, the Designated Type II Prepayment Event Amount with respect to this Note.  Any principal amount of this Note in respect of which a Prepayment Event Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Section 4.1 on or after the date of the delivery of such Prepayment Event Notice unless such Prepayment Event Notice has first been validly withdrawn.

(e)   Conversion Terms.  In the event that the Maker elects, pursuant to clause (B) of Section 3.2(a)(i) or clause (B) of Section 3.2(a)(ii), to exercise its rights to require the Holder to convert the principal amount of this Note pursuant to Section 4.1(b)(i) with respect to any portion or all of the Designated Prepayment Event Amount specified by the Holder, the terms of Section 4 shall govern the conversion of such shares, except that the notice provisions of Section 3.2(b) shall apply in lieu of the notice requirements of Section 4.2(a)(ii) such that, upon the Maker’s giving of the notice required pursuant to Section 3.2(b), the Maker shall be deemed to have exercised its conversion rights pursuant to Section 4.1(b)(i) with respect to the designated portion or all the Designated Prepayment Event Amount, as the case may be, and the Maker shall not be required to provide any additional notice under Section 4.2(a)(ii) in order to exercise such rights with respect to such amount.

4.             Conversion.

4.1           Right to Convert; Right of Maker to Require Conversion.

(a)   Voluntary Conversion at the Option of the Holder.  Subject to the provisions of Section 3 and this Section 4, the Holder shall have the right, at any time and from time to time, at the Holder’s option, to convert any or all of the principal amount of this Note (provided that any partial conversion shall be in whole increments of $1,000) into fully paid and non-assessable shares of Common Stock at the conversion price equal to the Initial Conversion Price per share of Common Stock, subject to adjustment as described in Section 4.3 (as adjusted, the “Conversion Price”).  The number of shares of Common Stock into which this Note shall be convertible pursuant to this Section 4.1(a) (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing the principal amount being converted by the Conversion Price in effect at the time of conversion.  The “Initial Conversion Price” shall be Thirty United States Dollars (U.S. $30.00) per share.  Notwithstanding the foregoing provisions of this Section 4.1(a), if all or any part of the principal amount of this Note is to be prepaid pursuant to Section 3, the conversion right specified in this Section 4.1(a) shall terminate as to the principal amount to be prepaid at the close of business on the Business Day immediately preceding the Prepayment Election Date or the Prepayment Event Date, as the case may be (unless the Maker shall default in paying the Prepayment Election Amount or the Designated Prepayment Event Amount, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured).

(b)   Mandatory Conversion at the Option of the Maker.

(i)            Subject to the provisions of Section 3 and this Section 4, including Sections 4.1(b)(ii) and (iii), the Maker shall have the right to require the Holder of this Note, at the Maker’s option, to convert any or all of the principal amount of this Note into fully paid non-assessable shares of Common Stock at a conversion price equal to the lower of (i) the Average Market Price for Maker’s Conversion Option or (ii) the Conversion Price determined in accordance with Section 4.1(a) (the lower of (i) or (ii), the “Maker Conversion Price”).  The number of shares of Common Stock into which this Note shall be convertible pursuant to this Section 4.1(b)(i) (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing the principal amount being converted by the Maker Conversion Price.

(ii)           Notwithstanding anything contained herein to the contrary, in no event shall the Maker have the right to require the Holder of this Note to convert any or all of the principal amount of this Note into shares of Common Stock pursuant to Section 4.1(b)(i):  (A) at any time during the period commencing on the date of the Initial Closing (as such term is defined in the Purchase Agreement) and ending on the third anniversary thereof (the “Restricted Conversion Period”), except to the extent permitted by the terms and conditions of Section 4.1(b)(iii); (B) unless (1) a shelf registration statement covering resales of the Common Stock issuable upon conversion of the principal amount of this Note is effective and available for use in accordance with Section 8.1 of the Purchase Agreement and is expected to remain effective and available for use for the thirty (30) days following the Conversion Date unless registration is no longer required pursuant to the terms and conditions of the Purchase Agreement and (2) the Common Stock issuable upon conversion of the principal amount of this Note is listed or admitted for trading on an Approved Market and is expected to remain so listed or admitted for trading for the thirty (30) days following the Conversion Date; (C) if there exists and is continuing an Event of Default; (D) if any member of Maker’s senior management is, to the knowledge of Maker, at the time of the giving of Maker’s Election Notice (or, in the event of a conversion by the Maker pursuant to an election under clause (B) of Section 3.2(a)(i), at the time of the Maker’s giving of the notice required pursuant to Section 3.2(b)), prohibited or restricted from trading in shares of Common Stock under Maker’s internal rules and procedures relating to insider trading in Maker’s securities; or (E) if any Preferred Stock issued by the Maker pursuant to the terms of the Purchase Agreement remains outstanding and has not been converted in full into Common Stock or redeemed by the Maker pursuant to the terms of the applicable Certificate of

Designation (unless such shares of Preferred Stock shall be converted by the Maker in full into Common Stock, or redeemed, concurrently with the conversion of this Note).

(iii)          During the Restricted Conversion Period, the Maker shall have no right to require the Holder to convert in any three month period any principal amount of this Note that yields shares of Common Stock exceeding the greater of (A) one percent of the shares of Common Stock outstanding as of the beginning of such three month period and (B) the average weekly trading volume on the NNM for shares of Common Stock during the four weeks ending on the first day of such three month period, in each case as such amounts are determined pursuant to Rule 144 of the Securities Act.

4.2           Mechanics of Conversion.

(a)   Procedures to Exercise Conversion Rights.  The Holder of this Note or the Maker, as the case may be, that elects to exercise its conversion rights pursuant to Section 4.1 shall provide notice to the other party as follows:

(i)            Holder’s Notice and Surrender.  To exercise its conversion right pursuant to Section 4.1(a), the Holder shall surrender this Note at the office of the Maker (or any transfer agent of the Maker previously designated by the Maker to the Holder for this purpose) with a written notice of election to convert, completed and signed, specifying the principal amount to be converted.

(ii)           Maker’s Notice.  Subject to Section 3.2(e), to exercise its conversion right pursuant to Section 4.1(b), the Maker shall deliver written notice to the Holder (a “Maker’s Election Notice”), at least twenty (20) days and no more than forty-five (45) days prior to the Conversion Date (as defined below), specifying: (A) the principal amount to be converted; (B) the Conversion Date; and (C) the place or places where this Note is to be surrendered for issuance of certificates representing shares of Common Stock.

(b)   Surrender and Delivery of Note.  Unless the shares issuable upon conversion are to be issued in the same name as the name in which this Note is registered, this Note shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Maker, duly executed by the Holder or the Holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 4.2(f).  As promptly as practicable after the surrender by the Holder of this Note as aforesaid, the Maker shall issue and shall deliver to the Holder, or on the Holder’s written order to the Holder’s transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of this Note and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 4.2(g), and, in the case of a conversion pursuant to Section 4.1(b), a certificate of an executive officer of the Maker setting forth the Maker Conversion Price and, in reasonable detail, the determination thereof and the number of shares of Common Stock issued in respect of the converted principal amount of this Note.

(c)   Effective Date of Conversion.  Each conversion shall be deemed to have been effected immediately prior to the close of business on (i) in the case of conversion pursuant to Section 4.1(a), the first Business Day on which this Note shall have been surrendered and such notice received by the Maker as aforesaid or (ii) in the case of conversion pursuant to Section 4.1(b), the date specified as the Conversion Date in the Maker’s notice of conversion delivered to each holder pursuant to Section 4.2(a)(ii) (in each case, the “Conversion Date”); provided, however, that in the event of a conversion by the Maker under Section 4.1(b) pursuant to an election made by the Maker under clause (B) of Section 3.2(a)(i) or clause (B) of Section 3.2(a)(ii), the “Conversion Date” shall be the Prepayment Event Date.  At such time on the Conversion Date:  (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and (B) the principal amount of this Note so converted shall no longer be deemed to be outstanding, and all rights of the Holder with respect to this Note, in the event of conversion pursuant to Section 4.1(a), surrendered for conversion and, in the event of conversion pursuant to Section 4.1(b), covered by the Maker’s notice of conversion, shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 4.

(d)   Duly Issued Shares.  All shares of Common Stock delivered upon conversion of this Note shall, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

(e)   Reservation and Listing of Shares.  The Maker shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the principal amount of this Note, the aggregate number of shares of Common Stock issuable upon conversion of the then unpaid principal amount of this Note pursuant to Section 4.1(a).  The Maker shall, promptly following the issuance of this Note, take such action to cause the shares of Common Stock initially issuable upon conversion of this Note to be listed on the NNM as promptly as possible but no later than the effective date of the Registration Statement providing for the resale by the Holder of shares of Common Stock issuable upon conversion hereof as contemplated by Section 8 of the Purchase Agreement.  The Maker further agrees that if it applies to have its Common Stock or other securities traded on any other stock exchange or market it will include in such application all shares of Common Stock to be issued upon the conversion of this Note and will take all such other actions as may be necessary to cause such shares of Common Stock to be so listed.  During the period beginning on the date hereof and ending on the Final Date (as such term is defined in the Purchase Agreement), the Maker shall take all actions necessary to continue the listing and trading of its Common Stock on an Approved Market and will comply in all material respects with the Maker’s reporting, filing and other obligations under the bylaws and rules of each such exchange or market on which shares of the Common Stock may from time to time be listed to the extent necessary to ensure the continued eligibility for trading of shares of Common Stock.  The Maker shall take all commercially reasonable action as may be necessary to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or traded.

(f)    Fees and Taxes.  Issuances of certificates for shares of Common Stock upon conversion of the principal amount of this Note shall be made without charge to the Holder for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the Holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Maker; provided, however, that the Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Holder, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Maker the amount of any such tax or has established, to the satisfaction of the Maker, that such tax has been paid.

(g)   Fractions of Shares.  In connection with the conversion of the principal amount of this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Maker shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Conversion Date.

(h)   Requisite Antitrust Approvals For Conversion.  In no event shall any conversion be effected pursuant to this Section 4 unless and until the waiting period applicable to any HSR (as such term is defined in the Purchase Agreement) filing necessary in order to effect such conversion has terminated or expired.

4.3           Adjustments to Conversion Price.  The Conversion Price shall be adjusted from time to time pursuant to the following provisions.

(a)   Stock Splits, Etc.  In case the Maker shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder shall upon conversion of the unpaid principal amount of this Note be entitled to receive that number of shares of Common Stock which it would have owned had the unpaid principal amount been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b)   Rights to Purchase Common Stock.  In case the Maker shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than sixty (60) days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Average Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Average Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible).  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c)   Distributions to Holders of Common Stock.

(i)            In case the Maker shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Maker (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Maker but excluding (A) dividends or distributions paid exclusively in cash or (B) dividends or distributions referred to in Section 4.3(a)), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in Section 4.3(b) and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Average Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Holder) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Average Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(ii)           In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Average Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder has the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants the Holder would have received had the Holder converted the then-unpaid principal amount of this Note on such record date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.3(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Average Market Price of the Common Stock.

(iii)          In the event that the Maker has implemented or implements a preferred shares rights plan (“Rights Plan”), upon conversion of the unpaid principal amount of this Note into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the Holder shall receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.3(c).

(iv)          Rights or warrants distributed by the Maker to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Maker’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.3 (and no adjustment to the Conversion Price under this Section 4.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.3(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Note, are subject to events upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.3 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(v)           In case the Maker shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Holder) of any other consideration payable in respect of any tender offer by the Maker or a Subsidiary of the Maker for Common Stock consummated within the twelve (12) months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.3 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the twelve (12) months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.3 has been made, exceeds an amount equal to ten percent (10%) of the product of the Current Average Market Price per share of Common Stock on the Business Day (the “Determination Date”) immediately preceding the day on which such Triggering Distribution is declared by the Maker multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Maker), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Average Market Price per share of the Common Stock on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.3(c)) of any such other consideration so distributed, paid or payable within such twelve (12) months (including the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Average Market

Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(vi)          In case any tender offer made by the Maker or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Holder) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Holder) of any other consideration payable in respect of any other tender offers by the Maker or any Subsidiary of the Maker for Common Stock consummated within the twelve (12) months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.3 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the twelve (12) months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.3 has been made, exceeds an amount equal to ten percent (10%) of the product of the Current Average Market Price per share of Common Stock as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Maker) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Maker) at the Expiration Time multiplied by the Current Average Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Maker) at the Expiration Time and the Current Average Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Maker is obligated to purchase shares pursuant to any such tender offer, but the Maker is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.3(c)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.3(c)(vi).

(vii)         For purposes of this Section 4.3(c), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(d)   Deferral.  In any case in which this Section 4.3 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.3, the Maker may elect to defer (but only until five Business Days following the giving by the Maker to the Holder the certificate described in Section 4.3(g)) issuing to the Holder, with respect to any principal amount converted after such record date or Determination Date or Expiration Date, the shares of Common Stock and other Capital Stock of the Maker issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Maker issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Maker shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Maker of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Maker for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

(e)   No Adjustment.  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one half of one percent (.5%) in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  No adjustment need be made for issuances of Common Stock pursuant to a Maker plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.  To the extent that this Note becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

(f)    Adjustment for Tax Purposes.  The Maker shall be entitled to make such reductions in the Conversion Price, in addition to those required by the preceding sections of this Section 4.3, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Maker to its stockholders shall not be taxable.

(g)   Notice of Adjustment.  Whenever the Conversion Price or conversion privilege is adjusted, the Maker shall promptly notify the Holder of the adjustment and provide the Holder with an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

(h)   Notice of Certain Transactions.  In the event that:

(i)            the Maker takes any action which would require an adjustment in the Conversion Price;

(ii)           the Maker consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Maker must approve the transaction; or

(iii)          there is a dissolution or liquidation of the Maker,

then the Maker shall notify the Holder of the proposed transaction and the related record or effective date, as the case may be.  The Maker shall give the notice at least ten (10) days before such date.  Failure to give such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 4.3(h).

(i)    Provisions to be Given Effect from Initial Closing Date.  Notwithstanding anything contained in this Note to the contrary, the provisions of this Section 4.3 shall be given effect as though this Note had been issued by the Maker to the Holder on the Initial Closing Date (as such term is defined in the Purchase Agreement), such that upon issue of this Note the Conversion Price shall, immediately upon issue and without any further action by the Holder, be adjusted to take account of all events occurring from the Initial Closing Date until the date of issue of this Note as though the entire principal amount of this Note had been outstanding continuously during such period.

4.4           Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.  If any of the following shall occur, namely:

(a)   any reclassification or change of shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.3);

(b)   any consolidation or merger or combination to which the Maker is a party other than a merger in which the Maker is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

(c)   any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Maker, directly or indirectly, to any person;

then the Maker, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Holder a supplemental instrument providing that (i) the Holder shall have the right to convert this Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of this Note, at a conversion price equal to the Conversion Price specified in Section 4.1(a), immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance, and (ii) in the event of any exercise by the Maker of its right to convert any principal amount of this Note pursuant to Section 4.1(b), such principal amount shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such principal amount, at a conversion price equal to the Maker Conversion Price determined pursuant to Section 4.1(b), immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance.  Any such supplemental instrument shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in Section 4.3. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental instrument shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.  In the event the Maker shall execute a supplemental instrument pursuant to this Section 4.4, the Maker shall promptly file with the Holder (A) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holder upon the conversion of this Note after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (B) an Opinion of Counsel that all conditions precedent have been complied with.  Notwithstanding anything contained in this Note to the contrary, the provisions of this Section 4.4 shall be given effect as though this Note had been issued by the Maker to the Holder on the Initial Closing Date (as such term is defined in the Purchase Agreement), such that upon issue of this Note the Holder shall, immediately upon issue and without any further action by the Holder, be entitled to the benefit of all provisions of this Section 4.4 with respect to any and all events occurring from the Initial Closing Date until the date of issue of this Note as though the entire principal amount had been outstanding continuously during such period.

4.5           Voluntary Reduction.  The Maker from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Maker or to avoid or diminish income tax to holders of shares of the Common Stock in connection with a dividend or distribution of stock or similar event, and the Maker provides fifteen (15) days’ prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Maker reduce the Conversion Price to be less than the par value of a share of Common Stock.

4.6           Miscellaneous.

(a)   Except as otherwise explicitly contemplated by this Section 4, no adjustment in respect of any dividends or other payments or distributions made to Holder in respect of this Note or securities issuable upon the conversion of this Note will be made during the term of this Note or upon the conversion of this Note.  The provisions of this clause (a) are without prejudice to the right of the Holder to receive interest at the Default Rate in the event that the principal sum of this Note is not paid in full by the Maturity Date.

(b)   If any event occurs of the type contemplated by the provisions of Section 4.3, 4.4, or 4.5 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make any appropriate adjustment in the Conversion Price necessary to protect the rights of the Holder as and to the extent contemplated by Sections 4.3, 4.4 and 4.5; provided, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 4 or decrease the number of shares of Common Stock issuable upon any conversion of this Note.

(c)   If the Maker shall enter into any transaction for the purpose of avoiding the application of the provisions of Sections 4.3, 4.4 or 4.5 or this Section 4.6, the benefits of such provisions shall nevertheless apply and be preserved.

(d)   Any dividend or distribution that was paid or distributed to, or otherwise made available to or set aside for, the holders of this Note (pursuant to Section 4.3 or otherwise) shall not also result in an adjustment to the Conversion Price pursuant to Section 4.

5.             Subordination.

5.1           Agreement of Subordination.

(a)   Note Subject to Section 5.  The Maker covenants and agrees, and the Holder by its acceptance of this Note likewise covenants and agrees, that this Note shall be issued subject to the provisions of this Article 5; and each transferee of this Note accepts and agrees to be bound by such provisions.

(b)   Subordination.  The payment of the principal of, premium, if any, and interest on this Note (including any Prepayment Election Amount or Designated Prepayment Event Amount) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of

Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Note or thereafter incurred.

(c)   No Effect on Default.  No provision of this Article 5 shall prevent the occurrence of any default or Event of Default hereunder.

5.2           Payments to Holder.

(a)   Payment Blockage.  No payment shall be made with respect to the principal of, or premium, if any, or interest on this Note (including any Prepayment Election Amount or Designated Prepayment Event Amount), if:

(i)            a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)           a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Holder receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of Designated Senior Indebtedness or the Maker.

(b)   Limit on Payment Blockage.  If the Holder receives any Payment Blockage Notice pursuant to clause (a)(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least three hundred sixty-five (365) days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice; and (ii) all scheduled payments on this Note that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holder (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(c)   Resumption of Payments.  The Maker may and shall resume payments on and distributions in respect of this Note upon the earlier of:

(i)            in the case of a default referred to in clause (a)(i) above, the date upon which the default is cured or waived or ceases to exist, or

(ii)           in the case of a default referred to in clause (a)(ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or one hundred seventy-nine (179) days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Section 5 otherwise prohibits the payment or distribution at the time of such payment or distribution.

(d)   Payments Upon Dissolution.  Upon any payment by the Maker, or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Maker (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on this Note; and upon any such dissolution or winding-up or liquidation or reorganization of the Maker or bankruptcy, insolvency, receivership or other proceeding, any payment by the Maker, or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions of this Section 5, shall (except as aforesaid) be paid by the Maker or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holder in respect of this Note.

(e)   Certain Distributions Excluded.  For purposes of this Section 5, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Maker as reorganized or readjusted, or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 5 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Maker or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Maker with, or the merger of the Maker into, another corporation or the liquidation or dissolution of the Maker following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Section 6.

(f)    Acceleration.  In the event of the acceleration of this Note because of an Event of Default, no payment or distribution shall be made to the Holder in respect of the principal of, premium, if any, or interest on this Note by the Maker (including any Prepayment Election Amount or Designated Prepayment Event Amount) until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Note. If payment of this Note is accelerated because of an Event of Default, the Maker shall promptly notify holders of Senior

Indebtedness of such acceleration.  In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities (including by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Holder before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Maker, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

5.3           Subrogation.  Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holder under this Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 5 (equally and ratably with the holders of all indebtedness of the Maker which by its express terms is subordinated to other indebtedness of the Maker to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Indebtedness until the principal, premium, if any, and interest on this Note shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 5, and no payment over pursuant to the provisions of this Section 5, to or for the benefit of the holders of Senior Indebtedness by the Holder, shall, as between the Maker, its creditors other than holders of Senior Indebtedness, and the Holder, be deemed to be a payment by the Maker to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this Section 5, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Maker to or for the account of this Note. It is understood that the provisions of this Section 5 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

5.4           No Impairment of Obligations.  Nothing contained in this Section 5 or elsewhere in this Note is intended to or shall impair, as among the Maker, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Maker, which is absolute and unconditional, to pay to the Holder the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Maker other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 5 of the holders of Senior

Indebtedness in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

5.5           Reliance on Order of Court.  Upon any payment or distribution of assets of the Maker referred to in this Section 5, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon and all other facts pertinent thereto or to this Section 5.

5.6           No Impairment of Subordination.  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Maker with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

5.7           Payments and Deliveries Upon Conversion.  For the purposes of this Section 5 only, (a) the issuance and delivery of junior securities upon conversion of this Note in accordance with Section 4 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Note, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.2(g)), property or securities (other than junior securities) upon conversion of this Note shall be deemed to constitute payment on account of the principal of this Note. For the purposes of this Section 5.7, the term “junior securities” means (i) shares of any stock of any class of the Maker, or (ii) securities of the Maker which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Section 5. Nothing contained in this Section 5 or elsewhere in this Note is intended to or shall impair, as among the Maker, its creditors other than holders of Senior Indebtedness and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance with Section 4.

5.8           Senior Indebtedness Entitled to Rely.  The holders of Senior Indebtedness (including Designated Senior Indebtedness) shall have the right to rely upon this Section 5, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

5.9           Holder’s Agreement to Effectuate Subordination of Note.  The Holder by its acceptance of this Note agrees to take such actions as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holder, the subordination provided in this Section 5.

6.             Consolidation, Merger, Conveyance, Transfer or Lease.

6.1           Maker May Consolidate, Etc., Only On Certain Terms.  The Maker shall not consolidate with or merge into any other Person (in a transaction in which the Maker is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)   in case the Maker shall consolidate with or merge into another Person (in a transaction in which the Maker is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Maker is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Maker substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an instrument supplemental hereto, executed and delivered to the Holder, in form reasonably satisfactory to the Holder, the due and punctual payment of the principal of and any premium and interest on this Note and the performance or observance of every covenant of this Note on the part of the Maker to be performed or observed and the conversion rights shall be provided for in accordance with Section 4, by supplemental instrument satisfactory in form to the Holder, executed and delivered to the Holder by the Person (if other than the Maker) formed by such consolidation or into which the Maker shall have been merged or by the Person which shall have acquired the Maker’s assets;

(b)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)   the Maker has delivered to the Holder an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplement instrument is required in connection with such transaction, such supplemental instrument comply with this Section 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

6.2           Successor Substituted.  Upon any consolidation of the Maker with, or merger of the Maker into, any Person or any conveyance, transfer or lease of the properties and assets of the Maker substantially as an entirety in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Maker is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Maker under this Note with the same effect as if such successor Person had been named as the Maker herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note.

7.             Default and Remedies.

7.1           Events of Default.  Subject to Section 7.2, an “Event of Default” shall occur if:

(a)   the Maker (i) defaults in the payment of any principal of (including any premium, if any, on) (A) this Note when the same becomes due and payable (whether at maturity, on a Prepayment Election Date, on a Prepayment Event Date, or otherwise), whether or not such payment shall be prohibited by the provisions of Section 5, or (B) any Promissory Note (as such term is defined in the Purchase Agreement) held by the Holder or any of its Affiliates; or (ii) fails to redeem, and to pay to any holder of Preferred Stock the Redemption Price (as such term is defined in the applicable Certificate of Designation) for, each share of Preferred Stock that the Maker is required to redeem from such holder on the date specified for such redemption under the terms of the applicable Certificate of Designation;

(b)   the Maker fails to comply with any of its obligations under (i) this Note, (ii) any Promissory Note held by the Holder or any of its Affiliates or (iii) Section 5.6(a) or Section 5.8 of the Purchase Agreement, in each case other than any obligation specified in Section 7.1(a);

(c)   the Maker fails to provide notice of a Prepayment Event to the Holder when required by Section 3.2(b) for a period of thirty (30) days after notice of failure to do so;

(d)   any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Maker or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Maker) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Maker or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Maker) (excluding, however, this Note and any Subordinated Promissory Note) (an “Instrument”) with an aggregate outstanding principal amount then outstanding in excess of Twenty-Five Million United States Dollars (U.S. $25,000,000), whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of thirty (30) days after there shall have been given to the Maker by the Holder a written notice specifying such default and requiring the Maker to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder;

(e)   the Maker shall default in respect of any of its obligations under the Preferred Stock other than any obligation specified in Section 7.1(a) and the default continues for the period and after the notice specified in Section 7.2;

(f)    this Note, the Purchase Agreement, or any other agreement or instrument contemplated by the Purchase Agreement shall be asserted by the Maker not to be a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms;

(g)   the Maker or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of its creditors; or

(h)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Maker or any Significant Subsidiary in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Maker or any Significant Subsidiary or for all or substantially all of the property of the Maker or any Significant Subsidiary; or

(iii)          orders the liquidation of the Maker or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, holder, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

7.2           Notice and Cure.

(a)   A default under Section 7.1(b) or (e) above is not an Event of Default until the Holder notifies the Maker in writing of the default and the Maker does not cure the default within sixty (60) days after receipt of such notice.  The notice given pursuant to this Section 7.2 must specify the default, demand that it be remedied and state that the notice is a “Notice Of Default.”

(b)   When any Event of Default under Section 7.1 is cured, it ceases.

(c)   The Maker shall immediately notify Holder upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default hereunder by written notice which specifies the nature and period of existence of such default or Event of Default and what action the Maker is taking or proposes to take with respect thereto.  The Holder shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Holder or any agent of the Holder.

7.3           Acceleration.  If an Event of Default (other than an Event of Default specified in Section 7.1(g) or (h)) occurs and is continuing, the Holder may, by notice to the Maker, declare all unpaid principal to the date of acceleration on this Note then outstanding (if not then due and payable), together with unpaid interest, if any, to the date of acceleration, to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.  If an Event of Default specified in Section 7.1(g) or (h) occurs, all unpaid principal of this Note then outstanding, together with unpaid interest, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder.  The Holder may at any time, by notice to the Maker, rescind an acceleration and its consequences.  No such rescission shall affect any subsequent default or impair any right consequent thereto.

7.4           Other Remedies.

(a)   Available Remedies.  If an Event of Default occurs and is continuing, the Holder may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on this Note or to enforce the performance of any provision of the Purchase Agreement or this Note.

(b)   Remedies Not Exclusive.  The Holder may maintain a proceeding even if it does not possess this Note or does not produce it in the proceeding.  A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

7.5           Collection Suit By Holder.  If an Event of Default in the payment of principal specified in Section 7.1(a) occurs and is continuing or if any interest due and payable hereunder is not paid when due and thereafter remains unpaid, the Holder may recover judgment against the Maker for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the Default Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees and disbursements.

8.             Voting Rights.  The Holder of this Note shall have no voting rights with respect to Maker.

9.             Aggregate Ownership Limitation.  If upon any proposed conversion of this Note pursuant to Section 4.1, the Holder would be entitled to receive Common Stock that, taken together with all other shares of Common Stock Beneficially Owned by such holder and its Affiliates, would result in the Holder and its Affiliates acquiring Beneficial Ownership of more than 19.9% of the Common Stock then outstanding immediately following such conversion (the “Ownership Threshold”), then:

(a)   the Holder shall instead receive upon conversion a number of shares of Common Stock up to the Ownership Threshold; and

(b)   to the extent the Holder would have otherwise received shares of Common Stock in excess of the Ownership Threshold, the Holder shall instead receive from the Maker (i) in the case of any such proposed conversion other than a proposed conversion resulting from an election by the Maker pursuant to clause (B) of Section 3.2(a)(i) or clause (B) of 3.2(a)(ii), a two-year, interest free Subordinated Promissory Note in the form attached to this Note as Exhibit A (a “Subordinated Promissory Note”) (and, in the event that multiple Subordinated Promissory Notes shall be made pursuant hereto, mutatis mutandis as necessary to provide for any prepayment due in respect of a Type II Prepayment Event among the successive Subordinated Promissory Notes sequentially in the order in which such Subordinated Promissory Notes were made), in the amount equal to the product of (x) such number of shares of Common Stock in excess of the Ownership Threshold times (y) the Current Average Market Price on the relevant Conversion Date, and (ii) in the case of any such proposed conversion resulting from an election by the Maker pursuant to clause (B) of Section 3.2(a)(i) or clause (B) of 3.2(a)(ii), a payment in immediately available funds in the amount equal to the product of (x) such number of shares of Common Stock in excess of the Ownership Threshold times (y) the Current Average Market Price on the relevant Conversion Date.

10.           Waiver.  No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

11.           Miscellaneous.

11.1         Amendment.  None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

11.2         Costs.     If action is successfully instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action.

11.3         Headings.  The headings of the sections of this Note have been inserted for convenience of reference only, are not intended to be considered part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

11.4         Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

11.5         Service of Process; Consent to Jurisdiction; Venue.

(a)   The Maker agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.4 of the Purchase Agreement, or any other lawful means, shall be effective service of process for any action, suit or proceeding brought against it with respect to this Note in any court identified in clause (b) below.

(b)   The Maker hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the

Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Maker further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Note in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.6         Notices.  All notices hereunder shall be given by a party in writing and shall be deemed received by the other party hereto, in each case in accordance with the terms of Section 11.4 of the Purchase Agreement as if any such notice were a notice thereunder.

11.7 Transferability.  This Note may not be transferred or assigned by the Holder except as permitted by Section 7 of the Purchase Agreement.  For the avoidance of doubt, the parties acknowledge and agree that, in the event that the Holder merges into or consolidates with any other Person, or that any other Person acquires securities of the Holder, such merger, consolidation or acquisition (as the case may be) shall not be deemed for purposes of this Section 11.7 to be, or to trigger, a transfer or assignment of the Holder’s rights and obligations hereunder.

11.8         Maximum Rate.  Any provisions contained in this Note to the contrary notwithstanding, Holder shall not be entitled to receive, collect or apply, as interest on the obligations evidenced hereunder, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event any amount is ever received, collected, or applied as interest in excess of this maximum allowable rate by Holder, any such amount which would be excessive interest shall be applied to the reduction of the principal amount owed by the Maker.  If such principal amount is paid in full, any such excess shall be promptly paid over to the Maker.  In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum rate allowed by law, Holder may, to the maximum extent allowed by law, characterize any nonprincipal payment as an expense, fee or premium rather than interest; exclude voluntary prepayments and the effects of them; and apportion the total amount of interest throughout the entire contemplated term of the this Note so that the interest rate is uniform throughout.

11.9         Binding Effect.  This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

[The remainder of this page was left blank intentionally.]

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first set forth above.

ABGENIX, INC.

By:
Name:
Title:

Exhibit A

FORM OF SUBORDINATED PROMISSORY NOTE ISSUABLE TO HOLDER ON

ACCOUNT OF THE OWNERSHIP THRESHOLD

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS AND, IF REQUESTED BY THE MAKER, UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 15, 2003, BETWEEN THE MAKER AND THE HOLDER.

SUBORDINATED PROMISSORY NOTE

U.S. $[________]	___________, 20__
New York, New York

FOR VALUE RECEIVED, Abgenix, Inc., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of [__________________] (the “Holder”), or its permitted assigns, the original aggregate principal sum of [_________] United States Dollars (U.S. $[________]) on the Maturity Date, subject to prior prepayment in accordance with the provisions hereof.

Upon the occurrence and during the continuation uncured of any Event of Default described in Section 6.1(a), such principal amount of this Note as from time to time remains unpaid shall bear interest at the Default Rate.  Such interest shall be payable in arrears on the last day of each March, June, September and December and at the time of the final payment of the principal amount hereof.  Interest shall be calculated on the basis of a three hundred sixty-five (365)-day year for the number of days elapsed.

For purposes of determining the person entitled to payment of the principal of and interest on this Note, the Maker is entitled to pay the person in whose name this Note is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding the date for such payment.  All payments of principal and interest on this Note shall be payable at the principal executive office of such registered holder or at such other place as such registered holder may from time to time in writing appoint at least fifteen (15) days before the date such payment is due.  All payments required to be made by the Maker under this Note shall be made in cash in immediately available funds.

Subject to the Holder’s compliance with Section 7 of the Purchase Agreement and with applicable law, this Note is transferable on the note register of the Maker upon surrender of this Note for transfer at the principal executive offices of the Maker duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Maker and duly executed by the registered holder and thereupon a new note in the outstanding principal amount of the Note so surrendered will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer or exchange, but the Maker may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  This Note is issuable only in registered form.

1.             Definitions.

1.1           General.  Terms used herein and not otherwise defined are used herein with the same meanings given to them in the Purchase Agreement.  Unless otherwise specified, references in this Note to any section are references to such section of this Note and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition.  Terms for which meanings are defined in this Note shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “including” means including, without limiting the generality of any description preceding such term.  Each reference herein to any Person shall include a reference to such Person’s successors and permitted assigns.  Unless otherwise specified, references to any agreement, instrument or other document in this Note refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

1.2           Defined Terms.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.  For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Bankruptcy Law” has the meaning set forth in Section 6.1.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate(s) of Designation” means the Series A-1 Certificate of Designation, the Series A-2 Certificate of Designation, and the Series A-3/A-4 Certificate of Designation.

“Collaboration Agreement” means the Collaboration Agreement, dated as of October 15, 2003, between the Maker and AstraZeneca UK Limited.

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“Common Stock” means the common stock, par value $0.0001 per share, of Maker.

“Convertible Note” has the meaning set forth in the Purchase Agreement.

“Custodian” has the meaning set forth in Section 6.1.

“Default Rate” means (i) during the period commencing on the date hereof and ending on the fifth anniversary of such date, an interest rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the date hereof, plus an additional three percent (3%) compounded annually, and (ii) during the period commencing on the date following the fifth anniversary of the date hereof and continuing until the last date on which the entire principal amount of this Note has been converted or repaid and any interest owing hereon has been paid, an interest rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the first day of such period, plus an additional three percent (3%) compounded annually; provided, however, that if The Wall Street Journal ceases to be published, then the 10-Year United States Treasury Bond yield rate to be used shall be that reported in such other business publication of national circulation in the United States as the Maker and the Holder reasonably agree.

“Designated Prepayment Event Amount” means the Designated Type I Prepayment Event Amount or the Designated Type II Prepayment Event Amount, as the case may be.

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Maker in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Maker is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Note (provided that such instrument, agreement or other document creating or evidencing the Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).  If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the reinstated Indebtedness of the Maker arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“Designated Type I Prepayment Event Amount” has the meaning set forth in Section 3.2(a)(i).

“Designated Type II Prepayment Event Amount” has the meaning set forth in Section 3.2(a)(ii).

“Discovery Period” means the period commencing on the effective date of the Collaboration Agreement and ending on the later to occur of (a) the date of expiration or termination of the Antigen Designation Term (as such term is defined in the Collaboration Agreement) and (b) the date of expiration or termination of the Research Program Term (as such term is defined in the Collaboration Agreement) with respect to the Research Program (as such

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term is defined in the Collaboration Agreement) that is the last such program to terminate or expire pursuant to the Collaboration Agreement.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Note, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) the statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Holder” has the meaning set forth in the first paragraph hereof.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (A) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (iii) all obligations and liabilities (contingent or otherwise) of such Person (A) in respect of (1) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Maker), and (2) ground leases the Maker may enter into in the future with respect to the Maker’s facilities in Fremont, California, or (B) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (iv) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (v) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to

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purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv), and (vi) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (v).

“Instrument” has the meaning set forth in Section 6.1.

“Maker” has the meaning set forth in the first paragraph hereof.

“Maturity Date” means the second (2nd) anniversary of the date of issuance of this Note.

“Maximum Prepayment Event Amount” means the Maximum Type I Prepayment Event Amount or the Maximum Type II Prepayment Event Amount, as the case may be.

“Maximum Type I Prepayment Event Amount” means the total principal amount of this Note outstanding as of a Type I Prepayment Event Date.

“Maximum Type II Prepayment Event Amount” means the amount that equals the lesser of the Type II Allocated Prepayment Amount and the Type II Remaining Prepayment Amount.

“Note” has the meaning set forth in Section 2.

“Officer” means the chairman or any co-chairman of the board, any vice chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the controller, the secretary or any assistant controller or assistant secretary of the Maker.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel may be an employee of or counsel to the Maker.

“Payment Blockage Notice” has the meaning set forth in Section 4.2.

“Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Prepayment Event” means a Type I Prepayment Event or a Type II Prepayment event, as the case may be.

“Prepayment Event Date” means the Type I Prepayment Event Date or the Type II Prepayment Event Date, as the case may be.

“Prepayment Event Notice” has the meaning set forth in Section 3.2.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 15, 2003, between the Maker and AstraZeneca UK Limited.

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“Representative” means the (i) trustee under any indenture to which Maker is a party or other holder, agent or representative for any Senior Indebtedness or (ii) with respect to any Senior Indebtedness that does not have any such trustee, holder, agent or other representative, (a) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as amount the holders or owner of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (b) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent, if any, payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Maker’s 3.5% Convertible Subordinated Notes due March 15, 2007, or any other Indebtedness of the Maker, whether outstanding on the date of this Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Maker (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to this Note or expressly provides that such Indebtedness is “pari passu” or “junior” to this Note.  Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Maker to any Subsidiary of the Maker (other than Indebtedness of the Maker to such Subsidiary arising by reason of guarantees by the Maker of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Maker); (ii) this Note; or (iii) Indebtedness of or amounts owed by the Maker for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services.  If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the reinstated Indebtedness of the Maker arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

“Series A-1 Certificate of Designation” has the meaning set forth in Purchase Agreement.

“Series A-2 Certificate of Designation” has the meaning set forth in Purchase Agreement.

“Series A-3/A-4 Certificate of Designation” has the meaning set forth in the Purchase Agreement.

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“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership, or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or holders thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Type I Prepayment Event” means a Change in Control (as such term is defined in the Collaboration Agreement) that occurs at any time after the last day of the Discovery Period.

“Type I Prepayment Event Date” has the meaning set forth in Section 3.2(a)(i).

“Type II Allocated Prepayment Amount” means either (i) in the event that, as of the Type II Redemption Event Date, there is no principal amount outstanding under any Subordinated Promissory Note issued pursuant to Section 9(b) of the Series A-1 Certificate of Designation, the amount that equals the greater of (x) the amount, if positive, that is derived when the Series A-2 Remaining Redemption Amount (as such term is defined in the Series A-2 Certificate of Designation) is subtracted from the Series A-2 Allocated Redemption Amount (as such term is defined in the Series A-2 Certificate of Designation), which amount shall be zero (0) in the event that such amount is zero (0) or negative, or (y) the amount, if positive, that is derived when the Type II Remaining Prepayment Amount (as such term is defined in the Convertible Note) is subtracted from the Type II Allocated Prepayment Amount (as such term is defined in the Convertible Note), which amount shall be zero (0) in the event that such amount is zero (0) or negative; provided, that, in the event that the amount in each of clause (x) and (y) is zero (0), the “Type II Allocated Prepayment Amount” under clause (i) means zero (0); or (ii) in the event that, as of the Type II Redemption Event Date, there is any principal amount outstanding under any Subordinated Promissory Note issued pursuant to Section 9(b) of the Series A-1 Certificate of Designation, the amount, if positive, that is derived when the Type II Remaining Prepayment Amount (as such term is defined in such other Subordinated Promissory Note) is subtracted from the Type II Allocated Prepayment Amount (as such term is defined in such other Subordinated Promissory Note), which amount shall be zero (0) in the event that such amount is zero (0) or negative.

“Type II Prepayment Event” means the termination by AstraZeneca UK Limited (or any of its Affiliates) of all outstanding Research Programs and, in the event that the Antigen Designation Term has not expired, the Antigen Designation Term, pursuant to Section 16.2 or Section 16.3.1 of the Collaboration Agreement, which termination occurs at any time prior to or on the last day of the Discovery Period.

“Type II Prepayment Event Date” has the meaning set forth in Section 3.2(a)(ii).

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 “Type II Remaining Prepayment Amount” means the principal amount of this Note outstanding as of the Type II Redemption Event Date.

2.             Securities Purchase Agreement.  This Subordinated Promissory Note (this “Note”) is one of the Promissory Notes of the Maker referred to in the Purchase Agreement.

3.             Payments.

3.1           Maker’s Right to Prepay.  The principal amount of this Note may be prepaid (without premium or penalty) at any time and from time to time at the election of the Maker, as a whole or in part.

3.2   Prepayment upon Prepayment Event.

(a)   Prepayments at Option of Holder.

(i)            If at any time that any portion of the principal amount this Note remains unpaid there shall occur a Type I Prepayment Event, then on the date that is thirty (30) Business Days after the date of such Prepayment Event (or, if such day is not a Business Day, then the next Business Day thereafter) (the “Type I Prepayment Event Date”), the Maker shall prepay in full so much of the Maximum Type I Prepayment Event Amount as the Holder may specify in a Prepayment Event Notice (the “Designated Type I Prepayment Event Amount”).

(ii)           If at any time that any portion of the principal amount this Note remains unpaid there shall occur a Type II Prepayment Event, then on the date that is thirty (30) Business Days after the date of such Prepayment Event (or, if such day is not a Business Day, then the next Business Day thereafter) (the “Type II Prepayment Event Date”), the Maker shall prepay in full so much of the principal amount of this Note then remaining unpaid, not to exceed an amount equal to the Maximum Type II Prepayment Event Amount, as the Holder may specify in a Prepayment Event Notice (the “Designated Type II Prepayment Event Amount”).

(b)   Notice to Holder.  Within ten (10) Business Days after the occurrence of a Prepayment Event, the Maker shall provide Holder with notice of the Prepayment Event. The notice shall state:

(i)            the date of such Prepayment Event, whether the Prepayment Event is a Type I Prepayment Event or a Type II Prepayment Event, and, briefly, the events causing such Prepayment Event;

(ii)           the date by which the Prepayment Event Notice pursuant to Section 3.2(c) must be given;

(iii)          the Prepayment Event Date;

(iv)          the Maximum Prepayment Event Amount;

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(v)           the Holder’s right to require the Maker to prepay an amount up to the Maximum Prepayment Event Amount;

(vi)          the procedures that the Holder must follow to exercise rights under this Section 3.2; and

(vii)         the procedures for withdrawing a Prepayment Event Notice.

(c)   Exercise by Holder of Right to Receive Prepayment.  The Holder may exercise its rights specified in this Section 3.2 by delivery of a written notice (a “Prepayment Event Notice”) to the Maker at any time prior to the close of business on the Business Day next preceding the Prepayment Event Date specifying the Designated Prepayment Event Amount.  The Holder may specify a Designated Prepayment Event Amount that is less than the Maximum Prepayment Event Amount.  Provisions of this Note that apply to the prepayment of the Maximum Prepayment Event Amount also apply to the prepayment of a Designated Prepayment Event Amount that is less than the Maximum Prepayment Event Amount.  Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw any Prepayment Event Notice in whole or in a portion thereof, at any time prior to the close of business on the Business Day next preceding the Prepayment Event Date by written notice of withdrawal given to the Maker.

(d)   Effect of Prepayment Event Notice.  Upon receipt by the Maker of the Prepayment Event Notice specified in Section 3.2(c), the Holder shall (unless such Prepayment Event Notice is withdrawn as specified in Section 3.2(c)) thereafter be entitled to receive on the Prepayment Event Date the Designated Type I Prepayment Event Amount or the Designated Type II Prepayment Event Amount with respect to this Note, as the case may be.

4.             Subordination.

4.1           Agreement of Subordination.

(a)   Note Subject to Section 4.  The Maker covenants and agrees, and the Holder by its acceptance of this Note likewise covenants and agrees, that this Note shall be issued subject to the provisions of this Article 4; and each transferee of this Note accepts and agrees to be bound by such provisions.

(b)   Subordination.  The payment of the principal of, premium, if any, and interest on this Note (including any amount prepayable pursuant to Section 3) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Note or thereafter incurred.

(c)   No Effect on Default.  No provision of this Article 4 shall prevent the occurrence of any default or Event of Default hereunder.

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4.2           Payments to Holder.

(a)   Payment Blockage.  No payment shall be made with respect to the principal of, or premium, if any, or interest on this Note (including any amount prepayable pursuant to Section 3), if:

(i)            a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)           a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Holder receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of Designated Senior Indebtedness or the Maker.

(b)   Limit on Payment Blockage.  If the Holder receives any Payment Blockage Notice pursuant to clause (a)(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least three hundred sixty-five (365) days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice; and (ii) all scheduled payments on this Note that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holder (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(c)   Resumption of Payments.  The Maker may and shall resume payments on and distributions in respect of this Note upon the earlier of:

(i)            in the case of a default referred to in clause (a)(i) of Section 4.2 above, the date upon which the default is cured or waived or ceases to exist, or

(ii)           in the case of a default referred to in clause (a)(ii) of Section 4.2 above, the earlier of the date on which such default is cured or waived or ceases to exist or one hundred seventy-nine (179) days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Section 4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

(d)   Payments Upon Dissolution.  Upon any payment by the Maker, or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Maker (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar

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proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on this Note; and upon any such dissolution or winding-up or liquidation or reorganization of the Maker or bankruptcy, insolvency, receivership or other proceeding, any payment by the Maker, or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions of this Section 4, shall (except as aforesaid) be paid by the Maker or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holder in respect of this Note.

(e)   Certain Distributions Excluded.  For purposes of this Section 4, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Maker as reorganized or readjusted, or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 4 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Maker or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Maker with, or the merger of the Maker into, another corporation or the liquidation or dissolution of the Maker following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Section 5.

(f)    Acceleration.  In the event of the acceleration of this Note because of an Event of Default, no payment or distribution shall be made to the Holder in respect of the principal of, premium, if any, or interest on this Note by the Maker (including any amount prepayable pursuant to Section 3) until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Note. If payment of this Note is accelerated because of an Event of Default, the Maker shall promptly notify holders of Senior Indebtedness of such acceleration.  In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities (including by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Holder before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior

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Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Maker, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

4.3           Subrogation.  Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holder under this Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 4 (equally and ratably with the holders of all indebtedness of the Maker which by its express terms is subordinated to other indebtedness of the Maker to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Indebtedness until the principal, premium, if any, and interest on this Note shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 4, and no payment over pursuant to the provisions of this Section 4, to or for the benefit of the holders of Senior Indebtedness by the Holder, shall, as between the Maker, its creditors other than holders of Senior Indebtedness, and the Holder, be deemed to be a payment by the Maker to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this Section 4, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Maker to or for the account of this Note. It is understood that the provisions of this Section 4 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

4.4           No Impairment of Obligations.  Nothing contained in this Section 4 or elsewhere in this Note is intended to or shall impair, as among the Maker, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Maker, which is absolute and unconditional, to pay to the Holder the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Maker other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

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4.5           Reliance on Order of Court.  Upon any payment or distribution of assets of the Maker referred to in this Section 4, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon and all other facts pertinent thereto or to this Section 4.

4.6           No Impairment of Subordination.  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Maker with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

4.7           Senior Indebtedness Entitled to Rely.  The holders of Senior Indebtedness (including Designated Senior Indebtedness) shall have the right to rely upon this Section 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

4.8           Holder’s Agreement to Effectuate Subordination of Note.  The Holder by its acceptance of this Note agrees to take such actions as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holder, the subordination provided in this Section 4.

5.             Consolidation, Merger, Conveyance, Transfer or Lease.

5.1           Maker May Consolidate, Etc., Only On Certain Terms.  The Maker shall not consolidate with or merge into any other Person (in a transaction in which the Maker is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)   in case the Maker shall consolidate with or merge into another Person (in a transaction in which the Maker is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Maker is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Maker substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an instrument supplemental hereto, executed and delivered to the Holder, in form reasonably satisfactory to the Holder, the due and punctual payment of the principal of and any premium and interest on this Note and the performance or observance of every covenant of this Note on the part of the Maker to be performed or observed, by supplemental instrument satisfactory in form to the Holder, executed and delivered to the Holder by the Person (if other than the Maker) formed by such

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consolidation or into which the Maker shall have been merged or by the Person which shall have acquired the Maker’s assets;

(b)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)   the Maker has delivered to the Holder an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplement instrument is required in connection with such transaction, such supplemental instrument comply with this Section 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

5.2           Successor Substituted.  Upon any consolidation of the Maker with, or merger of the Maker into, any Person or any conveyance, transfer or lease of the properties and assets of the Maker substantially as an entirety in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Maker is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Maker under this Note with the same effect as if such successor Person had been named as the Maker herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note.

6.             Default and Remedies.

6.1           Events of Default.  Subject to Section 6.2, an “Event of Default” shall occur if:

(a)   the Maker (i) defaults in the payment of any principal of (including any premium, if any, on) (A) this Note when the same becomes due and payable (whether at maturity, on a mandatory prepayment date, or otherwise), whether or not such payment shall be prohibited by the provisions of Section 4, or (B) any Promissory Note (as such term is defined in the Purchase Agreement) held by the Holder or any of its Affiliates; or (C) the Convertible Note (as such term is defined in the Purchase Agreement); or (ii) fails to redeem, and to pay to any holder of Preferred Stock the Redemption Price (as such term is defined in the applicable Certificate of Designation) for, each share of Preferred Stock that the Maker is required to redeem from such holder on the date specified for such redemption under the terms of the applicable Certificate of Designation;

(b)   the Maker fails to comply with any of its obligations under (i) this Note, (ii) any Promissory Note held by the Holder or any of its Affiliates, (iii) the Convertible Note or (iv) Section 5.6(a) or Section 5.8 of the Purchase Agreement, in each case other than any obligation specified in Section 6.1(a);

(c)   the Maker fails to provide notice of a Prepayment Event to the Holder when required by Section 3.2(b) for a period of thirty (30) days after notice of failure to do so;

(d)   any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Maker or any Significant Subsidiary (all or

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substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Maker) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Maker or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Maker) (excluding, however, this Note, any Promissory Note and the Convertible Note) (an “Instrument”) with an aggregate outstanding principal amount then outstanding in excess of Twenty-Five Million United States Dollars (U.S. $25,000,000), whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of thirty (30) days after there shall have been given to the Maker by the Holder a written notice specifying such default and requiring the Maker to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder;

(e)   the Maker shall default in respect of any of its obligations under the Preferred Stock other than any obligation specified in Section 6.1(a) and the default continues for the period and after the notice specified in Section 6.2;

(f)    this Note, the Purchase Agreement, or any other agreement or instrument contemplated by the Purchase Agreement shall be asserted by the Maker not to be a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms;

(g)   the Maker or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of its creditors; or

(h)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Maker or any Significant Subsidiary in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Maker or any Significant Subsidiary or for all or substantially all of the property of the Maker or any Significant Subsidiary; or

(iii)          orders the liquidation of the Maker or any Significant Subsidiary;

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and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, holder, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

6.2           Notice and Cure.

(a)   A default under Section 6.1(b) or (e) above is not an Event of Default until the Holder notifies the Maker in writing of the default and the Maker does not cure the default within sixty (60) days after receipt of such notice.  The notice given pursuant to this Section 6.2 must specify the default, demand that it be remedied and state that the notice is a “Notice Of Default.”

(b)   When any Event of Default under Section 6.1 is cured, it ceases.

(c)   The Maker shall immediately notify Holder upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default hereunder by written notice which specifies the nature and period of existence of such default or Event of Default and what action the Maker is taking or proposes to take with respect thereto.  The Holder shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Holder or any agent of the Holder.

6.3           Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.1(g) or (h)) occurs and is continuing, the Holder may, by notice to the Maker, declare all unpaid principal on this Note then outstanding (if not then due and payable), together with unpaid interest, if any, to the date of acceleration, to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.  If an Event of Default specified in Section 6.1(g) or (h) occurs, all unpaid principal of this Note then outstanding, together with unpaid interest, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder.  The Holder may at any time, by notice to the Maker, rescind an acceleration and its consequences.  No such rescission shall affect any subsequent default or impair any right consequent thereto.

6.4           Other Remedies.

(a)   Available Remedies.  If an Event of Default occurs and is continuing, the Holder may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on this Note or to enforce the performance of any provision of the Purchase Agreement or this Note.

(b)   Remedies Not Exclusive.  The Holder may maintain a proceeding even if it does not possess this Note or does not produce it in the proceeding.  A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is

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exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

6.5           Collection Suit By Holder.  If an Event of Default in the payment of principal specified in Section 6.1(a) occurs and is continuing or if any interest due and payable hereunder is not paid when due and thereafter remains unpaid, the Holder may recover judgment against the Maker for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the Default Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees and disbursements.

7.             Voting Rights.  The Holder of this Note shall have no voting rights with respect to Maker.

8.             Waiver.  No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

9.             Miscellaneous.

9.1           Amendment.  None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

9.2           Costs.     If action is successfully instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action.

9.3           Headings.  The headings of the sections of this Note have been inserted for convenience of reference only, are not intended to be considered part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

9.4           Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.5           Service of Process; Consent to Jurisdiction; Venue.

(a)   The Maker agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.4 of the Purchase Agreement, or any other lawful means, shall be effective service of process for any action, suit or proceeding brought against it with respect to this Note in any court identified in clause (b) below.

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(b)   The Maker hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Maker further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Note in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.6           Notices.  All notices hereunder shall be given by a party in writing and shall be deemed received by the other party hereto, in each case in accordance with the terms of Section 11.4 of the Purchase Agreement as if any such notice were a notice thereunder.

9.7   Transferability.  This Note may not be transferred or assigned by the Holder except as permitted by Section 7 of the Purchase Agreement.  For the avoidance of doubt, the parties acknowledge and agree that, in the event that the Holder merges into or consolidates with any other Person, or that any other Person acquires securities of the Holder, such merger, consolidation or acquisition (as the case may be) shall not be deemed for purposes of this Section 9.7 to be, or to trigger, a transfer or assignment of the Holder’s rights and obligations hereunder.

9.8           Maximum Rate.  Any provisions contained in this Note to the contrary notwithstanding, Holder shall not be entitled to receive, collect or apply, as interest on the obligations evidenced hereunder, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event any amount is ever received, collected, or applied as interest in excess of this maximum allowable rate by Holder, any such amount which would be excessive interest shall be applied to the reduction of the principal amount owed by the Maker.  If such principal amount is paid in full, any such excess shall be promptly paid over to the Maker.  In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum rate allowed by law, Holder may, to the maximum extent allowed by law, characterize any nonprincipal payment as an expense, fee or premium rather than interest; exclude voluntary prepayments and the effects of them; and apportion the total amount of interest throughout the entire contemplated term of the this Note so that the interest rate is uniform throughout.

9.9           Binding Effect.  This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

[The remainder of this page was left blank intentionally.]

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IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first set forth above.

ABGENIX, INC.

By:
Name:
Title:

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EXHIBIT B

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS AND, IF REQUESTED BY THE MAKER, UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 15, 2003, BETWEEN THE MAKER AND THE HOLDER.

SUBORDINATED PROMISSORY NOTE

U.S. $[________]	___________, 20__
New York, New York

FOR VALUE RECEIVED, Abgenix, Inc., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of [__________________] (the “Holder”), or its permitted assigns, the original aggregate principal sum of [_________] United States Dollars (U.S. $[________]) on the Maturity Date, subject to prior prepayment in accordance with the provisions hereof.

Upon the occurrence and during the continuation uncured of any Event of Default described in Section 6.1(a), such principal amount of this Note as from time to time remains unpaid shall bear interest at the Default Rate.  Such interest shall be payable in arrears on the last day of each March, June, September and December and at the time of the final payment of the principal amount hereof.  Interest shall be calculated on the basis of a three hundred sixty-five (365)-day year for the number of days elapsed.

For purposes of determining the person entitled to payment of the principal of and interest on this Note, the Maker is entitled to pay the person in whose name this Note is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding the date for such payment.  All payments of principal and interest on this Note shall be payable at the principal executive office of such registered holder or at such other place as such registered holder may from time to time in writing appoint at least fifteen (15) days before the date such payment is due.  All payments required to be made by the Maker under this Note shall be made in cash in immediately available funds.

Subject to the Holder’s compliance with Section 7 of the Purchase Agreement and with applicable law, this Note is transferable on the note register of the Maker upon surrender of this Note for transfer at the principal executive offices of the Maker duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Maker and duly executed by the registered holder and thereupon a new note in the outstanding principal amount of the Note so surrendered will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer or exchange, but the Maker may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  This Note is issuable only in registered form.

1.             Definitions.

1.1           General.  Terms used herein and not otherwise defined are used herein with the same meanings given to them in the Purchase Agreement.  Unless otherwise specified, references in this Note to any section are references to such section of this Note and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition.  Terms for which meanings are defined in this Note shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “including” means including, without limiting the generality of any description preceding such term.  Each reference herein to any Person shall include a reference to such Person’s successors and permitted assigns.  Unless otherwise specified, references to any agreement, instrument or other document in this Note refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

1.2           Defined Terms.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.  For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Bankruptcy Law” has the meaning set forth in Section 6.1.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate(s) of Designation” means the Series A-1 Certificate of Designation, the Series A-2 Certificate of Designation, and the Series A-3/A-4 Certificate of Designation.

“Collaboration Agreement” means the Collaboration Agreement, dated as of October 15, 2003, between the Maker and AstraZeneca UK Limited.

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“Common Stock” means the common stock, par value $0.0001 per share, of Maker.

“Convertible Note” has the meaning set forth in the Purchase Agreement.

“Custodian” has the meaning set forth in Section 6.1.

“Default Rate” means (i) during the period commencing on the date hereof and ending on the fifth anniversary of such date, an interest rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the date hereof, plus an additional three percent (3%) compounded annually, and (ii) during the period commencing on the date following the fifth anniversary of the date hereof and continuing until the last date on which the entire principal amount of this Note has been converted or repaid and any interest owing hereon has been paid, an interest rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the first day of such period, plus an additional three percent (3%) compounded annually; provided, however, that if The Wall Street Journal ceases to be published, then the 10-Year United States Treasury Bond yield rate to be used shall be that reported in such other business publication of national circulation in the United States as the Maker and the Holder reasonably agree.

“Designated Prepayment Event Amount” means the Designated Type I Prepayment Event Amount or the Designated Type II Prepayment Event Amount, as the case may be.

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Maker in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Maker is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Note (provided that such instrument, agreement or other document creating or evidencing the Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).  If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the reinstated Indebtedness of the Maker arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“Designated Type I Prepayment Event Amount” has the meaning set forth in Section 3.2(a)(i).

“Designated Type II Prepayment Event Amount” has the meaning set forth in Section 3.2(a)(ii).

“Discovery Period” means the period commencing on the effective date of the Collaboration Agreement and ending on the later to occur of (a) the date of expiration or termination of the Antigen Designation Term (as such term is defined in the Collaboration Agreement) and (b) the date of expiration or termination of the Research Program Term (as such term is defined in the Collaboration Agreement) with respect to the Research Program (as such

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term is defined in the Collaboration Agreement) that is the last such program to terminate or expire pursuant to the Collaboration Agreement.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Note, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) the statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Holder” has the meaning set forth in the first paragraph hereof.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (A) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (iii) all obligations and liabilities (contingent or otherwise) of such Person (A) in respect of (1) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Maker), and (2) ground leases the Maker may enter into in the future with respect to the Maker’s facilities in Fremont, California, or (B) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (iv) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (v) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to

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purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv), and (vi) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (v).

“Instrument” has the meaning set forth in Section 6.1.

“Maker” has the meaning set forth in the first paragraph hereof.

“Maturity Date” means the second (2nd) anniversary of the date of issuance of this Note.

“Maximum Prepayment Event Amount” means the Maximum Type I Prepayment Event Amount or the Maximum Type II Prepayment Event Amount, as the case may be.

“Maximum Type I Prepayment Event Amount” means the total principal amount of this Note outstanding as of a Type I Prepayment Event Date.

“Maximum Type II Prepayment Event Amount” means the amount that equals the lesser of the Type II Allocated Prepayment Amount and the Type II Remaining Prepayment Amount.

“Note” has the meaning set forth in Section 2.

“Officer” means the chairman or any co-chairman of the board, any vice chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the controller, the secretary or any assistant controller or assistant secretary of the Maker.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel may be an employee of or counsel to the Maker.

“Payment Blockage Notice” has the meaning set forth in Section 4.2.

“Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Prepayment Event” means a Type I Prepayment Event or a Type II Prepayment event, as the case may be.

“Prepayment Event Date” means the Type I Prepayment Event Date or the Type II Prepayment Event Date, as the case may be.

“Prepayment Event Notice” has the meaning set forth in Section 3.2.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 15, 2003, between the Maker and AstraZeneca UK Limited.

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“Representative” means the (i) trustee under any indenture to which Maker is a party or other holder, agent or representative for any Senior Indebtedness or (ii) with respect to any Senior Indebtedness that does not have any such trustee, holder, agent or other representative, (a) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as amount the holders or owner of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (b) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent, if any, payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Maker’s 3.5% Convertible Subordinated Notes due March 15, 2007, or any other Indebtedness of the Maker, whether outstanding on the date of this Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Maker (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to this Note or expressly provides that such Indebtedness is “pari passu” or “junior” to this Note.  Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Maker to any Subsidiary of the Maker (other than Indebtedness of the Maker to such Subsidiary arising by reason of guarantees by the Maker of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Maker); (ii) this Note; or (iii) Indebtedness of or amounts owed by the Maker for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services.  If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the reinstated Indebtedness of the Maker arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

“Series A-1 Certificate of Designation” has the meaning set forth in Purchase Agreement.

“Series A-2 Certificate of Designation” has the meaning set forth in Purchase Agreement.

“Series A-3/A-4 Certificate of Designation” has the meaning set forth in the Purchase Agreement.

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“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership, or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or holders thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Type I Prepayment Event” means a Change in Control (as such term is defined in the Collaboration Agreement) that occurs at any time after the last day of the Discovery Period.

“Type I Prepayment Event Date” has the meaning set forth in Section 3.2(a)(i).

“Type II Allocated Prepayment Amount” means either (i) in the event that, as of the Type II Redemption Event Date, there is no principal amount outstanding under any Subordinated Promissory Note issued pursuant to Section 9(b) of the Series A-1 Certificate of Designation, the amount that equals the greater of (x) the amount, if positive, that is derived when the Series A-2 Remaining Redemption Amount (as such term is defined in the Series A-2 Certificate of Designation) is subtracted from the Series A-2 Allocated Redemption Amount (as such term is defined in the Series A-2 Certificate of Designation), which amount shall be zero (0) in the event that such amount is zero (0) or negative, or (y) the amount, if positive, that is derived when the Type II Remaining Prepayment Amount (as such term is defined in the Convertible Note) is subtracted from the Type II Allocated Prepayment Amount (as such term is defined in the Convertible Note), which amount shall be zero (0) in the event that such amount is zero (0) or negative; provided, that, in the event that the amount in each of clause (x) and (y) is zero (0), the “Type II Allocated Prepayment Amount” under clause (i) means zero (0); or (ii) in the event that, as of the Type II Redemption Event Date, there is any principal amount outstanding under any Subordinated Promissory Note issued pursuant to Section 9(b) of the Series A-1 Certificate of Designation, the amount, if positive, that is derived when the Type II Remaining Prepayment Amount (as such term is defined in such other Subordinated Promissory Note) is subtracted from the Type II Allocated Prepayment Amount (as such term is defined in such other Subordinated Promissory Note), which amount shall be zero (0) in the event that such amount is zero (0) or negative.

“Type II Prepayment Event” means the termination by AstraZeneca UK Limited (or any of its Affiliates) of all outstanding Research Programs and, in the event that the Antigen Designation Term has not expired, the Antigen Designation Term, pursuant to Section 16.2 or Section 16.3.1 of the Collaboration Agreement, which termination occurs at any time prior to or on the last day of the Discovery Period.

“Type II Prepayment Event Date” has the meaning set forth in Section 3.2(a)(ii).

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 “Type II Remaining Prepayment Amount” means the principal amount of this Note outstanding as of the Type II Redemption Event Date.

2.             Securities Purchase Agreement.  This Subordinated Promissory Note (this “Note”) is one of the Promissory Notes of the Maker referred to in the Purchase Agreement.

3.             Payments.

3.1           Maker’s Right to Prepay.  The principal amount of this Note may be prepaid (without premium or penalty) at any time and from time to time at the election of the Maker, as a whole or in part.

3.2   Prepayment upon Prepayment Event.

(a)   Prepayments at Option of Holder.

(i)            If at any time that any portion of the principal amount this Note remains unpaid there shall occur a Type I Prepayment Event, then on the date that is thirty (30) Business Days after the date of such Prepayment Event (or, if such day is not a Business Day, then the next Business Day thereafter) (the “Type I Prepayment Event Date”), the Maker shall prepay in full so much of the Maximum Type I Prepayment Event Amount as the Holder may specify in a Prepayment Event Notice (the “Designated Type I Prepayment Event Amount”).

(ii)           If at any time that any portion of the principal amount this Note remains unpaid there shall occur a Type II Prepayment Event, then on the date that is thirty (30) Business Days after the date of such Prepayment Event (or, if such day is not a Business Day, then the next Business Day thereafter) (the “Type II Prepayment Event Date”), the Maker shall prepay in full so much of the principal amount of this Note then remaining unpaid, not to exceed an amount equal to the Maximum Type II Prepayment Event Amount, as the Holder may specify in a Prepayment Event Notice (the “Designated Type II Prepayment Event Amount”).

(b)   Notice to Holder.  Within ten (10) Business Days after the occurrence of a Prepayment Event, the Maker shall provide Holder with notice of the Prepayment Event. The notice shall state:

(i)            the date of such Prepayment Event, whether the Prepayment Event is a Type I Prepayment Event or a Type II Prepayment Event, and, briefly, the events causing such Prepayment Event;

(ii)           the date by which the Prepayment Event Notice pursuant to Section 3.2(c) must be given;

(iii)          the Prepayment Event Date;

(iv)          the Maximum Prepayment Event Amount;

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(v)           the Holder’s right to require the Maker to prepay an amount up to the Maximum Prepayment Event Amount;

(vi)          the procedures that the Holder must follow to exercise rights under this Section 3.2; and

(vii)         the procedures for withdrawing a Prepayment Event Notice.

(c)   Exercise by Holder of Right to Receive Prepayment.  The Holder may exercise its rights specified in this Section 3.2 by delivery of a written notice (a “Prepayment Event Notice”) to the Maker at any time prior to the close of business on the Business Day next preceding the Prepayment Event Date specifying the Designated Prepayment Event Amount.  The Holder may specify a Designated Prepayment Event Amount that is less than the Maximum Prepayment Event Amount.  Provisions of this Note that apply to the prepayment of the Maximum Prepayment Event Amount also apply to the prepayment of a Designated Prepayment Event Amount that is less than the Maximum Prepayment Event Amount.  Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw any Prepayment Event Notice in whole or in a portion thereof, at any time prior to the close of business on the Business Day next preceding the Prepayment Event Date by written notice of withdrawal given to the Maker.

(d)   Effect of Prepayment Event Notice.  Upon receipt by the Maker of the Prepayment Event Notice specified in Section 3.2(c), the Holder shall (unless such Prepayment Event Notice is withdrawn as specified in Section 3.2(c)) thereafter be entitled to receive on the Prepayment Event Date the Designated Type I Prepayment Event Amount or the Designated Type II Prepayment Event Amount with respect to this Note, as the case may be.

4.             Subordination.

4.1           Agreement of Subordination.

(a)   Note Subject to Section 4.  The Maker covenants and agrees, and the Holder by its acceptance of this Note likewise covenants and agrees, that this Note shall be issued subject to the provisions of this Article 4; and each transferee of this Note accepts and agrees to be bound by such provisions.

(b)   Subordination.  The payment of the principal of, premium, if any, and interest on this Note (including any amount prepayable pursuant to Section 3) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Note or thereafter incurred.

(c)   No Effect on Default.  No provision of this Article 4 shall prevent the occurrence of any default or Event of Default hereunder.

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4.2           Payments to Holder.

(a)   Payment Blockage.  No payment shall be made with respect to the principal of, or premium, if any, or interest on this Note (including any amount prepayable pursuant to Section 3), if:

(i)            a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)           a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Holder receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of Designated Senior Indebtedness or the Maker.

(b)   Limit on Payment Blockage.  If the Holder receives any Payment Blockage Notice pursuant to clause (a)(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least three hundred sixty-five (365) days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice; and (ii) all scheduled payments on this Note that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holder (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(c)   Resumption of Payments.  The Maker may and shall resume payments on and distributions in respect of this Note upon the earlier of:

(i)            in the case of a default referred to in clause (a)(i) of Section 4.2 above, the date upon which the default is cured or waived or ceases to exist, or

(ii)           in the case of a default referred to in clause (a)(ii) of Section 4.2 above, the earlier of the date on which such default is cured or waived or ceases to exist or one hundred seventy-nine (179) days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Section 4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

(d)   Payments Upon Dissolution.  Upon any payment by the Maker, or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Maker (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar

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proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on this Note; and upon any such dissolution or winding-up or liquidation or reorganization of the Maker or bankruptcy, insolvency, receivership or other proceeding, any payment by the Maker, or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions of this Section 4, shall (except as aforesaid) be paid by the Maker or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holder in respect of this Note.

(e)   Certain Distributions Excluded.  For purposes of this Section 4, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Maker as reorganized or readjusted, or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 4 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Maker or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Maker with, or the merger of the Maker into, another corporation or the liquidation or dissolution of the Maker following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Section 5.

(f)    Acceleration.  In the event of the acceleration of this Note because of an Event of Default, no payment or distribution shall be made to the Holder in respect of the principal of, premium, if any, or interest on this Note by the Maker (including any amount prepayable pursuant to Section 3) until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Note. If payment of this Note is accelerated because of an Event of Default, the Maker shall promptly notify holders of Senior Indebtedness of such acceleration.  In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities (including by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Holder before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior

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Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Maker, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

4.3           Subrogation.  Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holder under this Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 4 (equally and ratably with the holders of all indebtedness of the Maker which by its express terms is subordinated to other indebtedness of the Maker to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Indebtedness until the principal, premium, if any, and interest on this Note shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 4, and no payment over pursuant to the provisions of this Section 4, to or for the benefit of the holders of Senior Indebtedness by the Holder, shall, as between the Maker, its creditors other than holders of Senior Indebtedness, and the Holder, be deemed to be a payment by the Maker to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this Section 4, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Maker to or for the account of this Note. It is understood that the provisions of this Section 4 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

4.4           No Impairment of Obligations.  Nothing contained in this Section 4 or elsewhere in this Note is intended to or shall impair, as among the Maker, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Maker, which is absolute and unconditional, to pay to the Holder the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Maker other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

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4.5           Reliance on Order of Court.  Upon any payment or distribution of assets of the Maker referred to in this Section 4, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon and all other facts pertinent thereto or to this Section 4.

4.6           No Impairment of Subordination.  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Maker with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

4.7           Senior Indebtedness Entitled to Rely.  The holders of Senior Indebtedness (including Designated Senior Indebtedness) shall have the right to rely upon this Section 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

4.8           Holder’s Agreement to Effectuate Subordination of Note.  The Holder by its acceptance of this Note agrees to take such actions as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holder, the subordination provided in this Section 4.

5.             Consolidation, Merger, Conveyance, Transfer or Lease.

5.1           Maker May Consolidate, Etc., Only On Certain Terms.  The Maker shall not consolidate with or merge into any other Person (in a transaction in which the Maker is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)   in case the Maker shall consolidate with or merge into another Person (in a transaction in which the Maker is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Maker is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Maker substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an instrument supplemental hereto, executed and delivered to the Holder, in form reasonably satisfactory to the Holder, the due and punctual payment of the principal of and any premium and interest on this Note and the performance or observance of every covenant of this Note on the part of the Maker to be performed or observed, by supplemental instrument satisfactory in form to the Holder, executed and delivered to the Holder by the Person (if other than the Maker) formed by such

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consolidation or into which the Maker shall have been merged or by the Person which shall have acquired the Maker’s assets;

(b)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)   the Maker has delivered to the Holder an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplement instrument is required in connection with such transaction, such supplemental instrument comply with this Section 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

5.2           Successor Substituted.  Upon any consolidation of the Maker with, or merger of the Maker into, any Person or any conveyance, transfer or lease of the properties and assets of the Maker substantially as an entirety in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Maker is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Maker under this Note with the same effect as if such successor Person had been named as the Maker herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note.

6.             Default and Remedies.

6.1           Events of Default.  Subject to Section 6.2, an “Event of Default” shall occur if:

(a)   the Maker (i) defaults in the payment of any principal of (including any premium, if any, on) (A) this Note when the same becomes due and payable (whether at maturity, on a mandatory prepayment date, or otherwise), whether or not such payment shall be prohibited by the provisions of Section 4, or (B) any Promissory Note (as such term is defined in the Purchase Agreement) held by the Holder or any of its Affiliates; or (C) the Convertible Note (as such term is defined in the Purchase Agreement); or (ii) fails to redeem, and to pay to any holder of Preferred Stock the Redemption Price (as such term is defined in the applicable Certificate of Designation) for, each share of Preferred Stock that the Maker is required to redeem from such holder on the date specified for such redemption under the terms of the applicable Certificate of Designation;

(b)   the Maker fails to comply with any of its obligations under (i) this Note, (ii) any Promissory Note held by the Holder or any of its Affiliates, (iii) the Convertible Note or (iv) Section 5.6(a) or Section 5.8 of the Purchase Agreement, in each case other than any obligation specified in Section 6.1(a);

(c)   the Maker fails to provide notice of a Prepayment Event to the Holder when required by Section 3.2(b) for a period of thirty (30) days after notice of failure to do so;

(d)   any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Maker or any Significant Subsidiary (all or

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substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Maker) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Maker or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Maker) (excluding, however, this Note, any Promissory Note and the Convertible Note) (an “Instrument”) with an aggregate outstanding principal amount then outstanding in excess of Twenty-Five Million United States Dollars (U.S. $25,000,000), whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of thirty (30) days after there shall have been given to the Maker by the Holder a written notice specifying such default and requiring the Maker to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder;

(e)   the Maker shall default in respect of any of its obligations under the Preferred Stock other than any obligation specified in Section 6.1(a) and the default continues for the period and after the notice specified in Section 6.2;

(f)    this Note, the Purchase Agreement, or any other agreement or instrument contemplated by the Purchase Agreement shall be asserted by the Maker not to be a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms;

(g)   the Maker or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of its creditors; or

(h)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Maker or any Significant Subsidiary in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Maker or any Significant Subsidiary or for all or substantially all of the property of the Maker or any Significant Subsidiary; or

(iii)          orders the liquidation of the Maker or any Significant Subsidiary;

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and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, holder, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

6.2           Notice and Cure.

(a)   A default under Section 6.1(b) or (e) above is not an Event of Default until the Holder notifies the Maker in writing of the default and the Maker does not cure the default within sixty (60) days after receipt of such notice.  The notice given pursuant to this Section 6.2 must specify the default, demand that it be remedied and state that the notice is a “Notice Of Default.”

(b)   When any Event of Default under Section 6.1 is cured, it ceases.

(c)   The Maker shall immediately notify Holder upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default hereunder by written notice which specifies the nature and period of existence of such default or Event of Default and what action the Maker is taking or proposes to take with respect thereto.  The Holder shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Holder or any agent of the Holder.

6.3           Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.1(g) or (h)) occurs and is continuing, the Holder may, by notice to the Maker, declare all unpaid principal on this Note then outstanding (if not then due and payable), together with unpaid interest, if any, to the date of acceleration, to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.  If an Event of Default specified in Section 6.1(g) or (h) occurs, all unpaid principal of this Note then outstanding, together with unpaid interest, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder.  The Holder may at any time, by notice to the Maker, rescind an acceleration and its consequences.  No such rescission shall affect any subsequent default or impair any right consequent thereto.

6.4           Other Remedies.

(a)   Available Remedies.  If an Event of Default occurs and is continuing, the Holder may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on this Note or to enforce the performance of any provision of the Purchase Agreement or this Note.

(b)   Remedies Not Exclusive.  The Holder may maintain a proceeding even if it does not possess this Note or does not produce it in the proceeding.  A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is

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exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

6.5           Collection Suit By Holder.  If an Event of Default in the payment of principal specified in Section 6.1(a) occurs and is continuing or if any interest due and payable hereunder is not paid when due and thereafter remains unpaid, the Holder may recover judgment against the Maker for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the Default Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees and disbursements.

7.             Voting Rights.  The Holder of this Note shall have no voting rights with respect to Maker.

8.             Waiver.  No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

9.             Miscellaneous.

9.1           Amendment.  None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

9.2           Costs.     If action is successfully instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action.

9.3           Headings.  The headings of the sections of this Note have been inserted for convenience of reference only, are not intended to be considered part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

9.4           Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.5           Service of Process; Consent to Jurisdiction; Venue.

(a)   The Maker agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.4 of the Purchase Agreement, or any other lawful means, shall be effective service of process for any action, suit or proceeding brought against it with respect to this Note in any court identified in clause (b) below.

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(b)   The Maker hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Maker further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Note in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.6           Notices.  All notices hereunder shall be given by a party in writing and shall be deemed received by the other party hereto, in each case in accordance with the terms of Section 11.4 of the Purchase Agreement as if any such notice were a notice thereunder.

9.7   Transferability.  This Note may not be transferred or assigned by the Holder except as permitted by Section 7 of the Purchase Agreement.  For the avoidance of doubt, the parties acknowledge and agree that, in the event that the Holder merges into or consolidates with any other Person, or that any other Person acquires securities of the Holder, such merger, consolidation or acquisition (as the case may be) shall not be deemed for purposes of this Section 9.7 to be, or to trigger, a transfer or assignment of the Holder’s rights and obligations hereunder.

9.8           Maximum Rate.  Any provisions contained in this Note to the contrary notwithstanding, Holder shall not be entitled to receive, collect or apply, as interest on the obligations evidenced hereunder, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event any amount is ever received, collected, or applied as interest in excess of this maximum allowable rate by Holder, any such amount which would be excessive interest shall be applied to the reduction of the principal amount owed by the Maker.  If such principal amount is paid in full, any such excess shall be promptly paid over to the Maker.  In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum rate allowed by law, Holder may, to the maximum extent allowed by law, characterize any nonprincipal payment as an expense, fee or premium rather than interest; exclude voluntary prepayments and the effects of them; and apportion the total amount of interest throughout the entire contemplated term of the this Note so that the interest rate is uniform throughout.

9.9           Binding Effect.  This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

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IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first set forth above.

ABGENIX, INC.

By:
Name:
Title:

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